Exhibit 10.6

INTERCREDITOR AGREEMENT
by and among
ARES CAPITAL CORPORATION,
as First Lien Administrative Agent,
ACF FINCO I LP,
as First Lien Security Agent,
and
ARES CAPITAL CORPORATION,
as Second Lien Administrative Agent and as Second Lien Security Agent

Dated as of August 7, 2025

This INTERCREDITOR AGREEMENT is dated as of August 7, 2025, and is by and among ARES CAPITAL CORPORATION (“Ares”), as First Lien Administrative Agent (as defined below), ACF FINCO I LP, as First Lien Security Agent (as defined below), and Ares, as Second Lien Administrative Agent and Second Lien Security Agent (each, as defined below), and is acknowledged by EVOLENT HEALTH, INC., a Delaware corporation (“Parent”), EVOLENT HEALTH LLC, a Delaware limited liability company (the “Administrative Borrower”), and the other Grantors (as defined in Section 1.1). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in Section 1 below.
RECITALS:
WHEREAS, Parent and the Administrative Borrower have entered into that certain Credit Agreement, dated as of August 1, 2022, as amended by Amendment No. 1, dated as of January 20, 2023, as amended by Amendment No. 2, dated as of December 5, 2023, as amended by Amendment No. 3, dated as of December 6, 2024, as amended by Amendment No. 4, dated as of June 13, 2025, as amended by Amendment No. 5, dated as of June 19, 2025, and as amended by Amendment No. 6, dated as of the date hereof (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof, the “First Lien Credit Agreement”), among Parent, the Administrative Borrower, the lenders from time to time party thereto (the “First Lien Lenders”), Ares, as administrative agent (in such capacity, together with its successors and permitted assigns, the “First Lien Administrative Agent”), ACF FINCO I LP, as collateral agent (in such capacity, together with its successors and permitted assigns, the “First Lien Security Agent”), and the other parties referred to therein;
WHEREAS, pursuant to the various First Lien Documents, (i) the Grantors have provided guarantees for the First Lien Obligations and (ii) the Grantors have provided security for the First Lien Obligations;
WHEREAS, Parent and the Administrative Borrower have entered into that certain Second Lien Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof, the “Second Lien Credit Agreement”), among Parent, the Administrative Borrower, the lenders from time to time party thereto (the “Second Lien Lenders”), Ares, as administrative agent (in such capacity, together with its successors and permitted assigns, the “Second Lien Administrative Agent”), Ares, as collateral agent (in such capacity, together with its successors and permitted assigns, the “Second Lien Security Agent”; the Second Lien Security Agent together with the First Lien Administrative Agent, the First Lien Security Agent and the Second Lien Administrative Agent, the “Agents”), and the other parties referred to therein;
WHEREAS, pursuant to the various Second Lien Documents, (i) the Grantors have provided guarantees for the Second Lien Obligations and (ii) the Grantors have provided security for the Second Lien Obligations;
WHEREAS, Parent, the Administrative Borrower and the other Grantors intend to secure the First Lien Obligations under the First Lien Credit Agreement and any other First Lien Documents with a First Priority Lien on the Collateral; and

WHEREAS, Parent, the Administrative Borrower and the other Grantors intend to secure the Second Lien Obligations under the Second Lien Credit Agreement and any other Second Lien Documents with a Second Priority Lien on the Collateral.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Section 1
DEFINITIONS

1.1Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:
“Administrative Borrower” shall have the meaning set forth in the introductory paragraph hereof.
“Affiliate” shall mean an Affiliate as defined in the First Lien Credit Agreement (as in effect on the date hereof).
“Agents” shall have the meaning set forth in the recitals hereto.
“Agreement” shall mean this Intercreditor Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Ares” shall have the meaning set forth in the introductory paragraph hereof.
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Borrower” shall mean, (i) in the case of First Lien Credit Agreement, the Administrative Borrower and each other party thereto as a “Borrower” on or after the date hereof and (ii) in the case of the Second Lien Credit Agreement, the Administrative Borrower and each other party thereto as a “Borrower” on or after the date hereof.
“Business Day” shall mean any day that is not a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Capped Obligations” shall have the meaning set forth in the definition of “First Lien Obligations” set forth herein.
“Cash” shall mean money, currency or a credit balance in any demand or Deposit Account.
“Cash Proceeds” shall mean all Proceeds of any Collateral received by any Grantor or Secured Party consisting of Cash and checks.
“Collateral” shall mean, collectively for all Grantors, any and all property of each Grantor subject to or required to be subject to a Lien under the Security Documents and any and all other property of such Grantor, now existing or hereafter acquired, that is or becomes subject to (or is required to become subject to) a Lien pursuant to any of the Security Documents.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, administration, insolvency, reorganization or similar debtor relief laws of the U.S.A. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Defaulting First Lien Secured Party” shall have the meaning set forth in Section 3.3(i)(iv).
“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.
“Directing First Lien Security Agent” means the First Lien Security Agent unless (and until) the Discharge of First Lien Obligations has occurred.
“Directing Second Lien Security Agent” means the Second Lien Security Agent unless (and until) the Discharge of Second Lien Obligations has occurred.
“Directing Security Agent” means any of the Directing First Lien Security Agent or the Directing Second Lien Security Agent, as the case may be.
“Discharge of First Lien Obligations” shall mean, subject to Section 6.17, the occurrence of all of the following:
(i)termination or expiration of all commitments to extend credit that would constitute (prior to such termination or expiration) First Lien Obligations;
(ii)payment in full in Cash of the outstanding principal of, and interest (including any Post-Petition Interest) and premium (including all prepayment penalties or premiums due upon voluntary prepayment, bankruptcy or acceleration or other prepayment penalties or premiums, if any) in respect of, all First Lien Obligations;
(iii)[reserved]; and
(iv)payment in full in Cash of all other First Lien Obligations that are outstanding and unpaid at the time the termination, expiration and/or discharge set forth in clauses (i) and (ii) above have occurred (other than, as set forth below, any obligations for taxes, costs, indemnifications and other contingent liabilities in respect of which no claim or demand for payment has been made at such time, but including all fees, costs, expenses, indemnification or other amounts, whether or not contingent or unliquidated, arising from or related to prosecution or investigation of or liability for any claim or cause of action against any holder of First Lien Obligations in any proceeding arising under any Debtor Relief Law (including, without limitation, any prosecution or investigation of any such claim or cause of action by an official committee or other party in interest in any case under the Bankruptcy Code)).
Upon the satisfaction of the conditions set forth in clauses (i) through (iv) with respect to any First Lien Obligations, the First Lien Security Agent agrees to promptly deliver to the Second Lien Security Agent written notice of the same.
“Discharge of First Lien Priority Obligations” shall mean, subject to Section 6.17, the occurrence of all of the following:
(i)termination or expiration of all commitments to extend credit that would constitute (prior to such termination or expiration) First Lien Priority Obligations;
(ii)payment in full in Cash of the outstanding principal of, and interest (including any Post-Petition Interest) and premium (including all acceleration or other prepayment penalties or premiums, if any) in respect of, all First Lien Obligations up to the First Lien Debt Cap with respect to Capped Obligations and in their entirety with respect to the First Lien Obligations that are not Capped Obligations;
(iii)[reserved]; and
(iv)payment in full in Cash of all other First Lien Priority Obligations that are outstanding and unpaid at the time the termination, expiration and/or discharge set forth in clauses (i) and (ii) above have occurred (other than, as set forth below, any obligations for taxes, costs, indemnifications and other contingent liabilities in respect of which no claim or demand for payment has been made at such time, but including all fees, costs, expenses, indemnification or other amounts, whether or not contingent or unliquidated, arising from or related to prosecution or investigation of or liability for any claim or cause of action against any holder of First Lien Obligations in any proceeding arising under any Debtor Relief Law (including, without limitation, any prosecution or investigation of any such claim or cause of action by an official committee or other party in interest in any case under the Bankruptcy Code)).
Upon the satisfaction of the conditions set forth in clauses (i) through (iv) with respect to any First Lien Priority Obligations, the First Lien Security Agent agrees to promptly deliver to the Second Lien Security Agent written notice of the same.
“Discharge of Second Lien Obligations” shall mean, except to the extent otherwise provided in Section 3.3(h) and subject to Section 6.17, the occurrence of all of the following:
i.termination or expiration of all commitments to extend credit that would constitute (prior to such termination or expiration) Second Lien Obligations;
ii.payment in full in Cash of the outstanding principal of, and interest (including any Post-Petition Interest) and premium (including all prepayment penalties or premiums due upon voluntary prepayment, bankruptcy or acceleration or other prepayment penalties or premiums, if any) in respect of, all Second Lien Obligations; and
iii.payment in full in Cash of all other Second Lien Obligations that are outstanding and unpaid at the time the termination, expiration and/or discharge set forth in clauses (i) and (ii) above have occurred (other than any obligations for taxes, costs, indemnifications and other contingent liabilities in respect of which no claim or demand for payment has been made at such time).
Upon the satisfaction of the conditions set forth in clauses (i) through (iii) with respect to any Second Lien Obligation, the Second Lien Security Agent agrees to promptly deliver to the First Lien Security Agent written notice of the same.
“Discharge of Second Lien Priority Obligations” shall mean, except to the extent otherwise provided in Section 3.3(h) and subject to Section 6.17, the occurrence of all of the following:
i.termination or expiration of all commitments to extend credit that would constitute (prior to such termination or expiration) Second Lien Priority Obligations;
ii.payment in full in Cash of the outstanding principal of, and interest (including any Post-Petition Interest) and premium (including all acceleration or other prepayment penalties or premiums, if any) in respect of, all Second Lien Priority Obligations; and
iii.payment in full in Cash of all other Second Lien Priority Obligations that are outstanding and unpaid at the time the termination, expiration and/or discharge set forth in clauses (i) and (ii) above have occurred (other than any obligations for taxes, costs, indemnifications and other contingent liabilities in respect of which no claim or demand for payment has been made at such time).
Upon the satisfaction of the conditions set forth in clauses (i) through (iii) with respect to any Second Lien Priority Obligation, the Second Lien Security Agent agrees to promptly deliver to the First Lien Security Agent written notice of the same.
“Eligible First Lien Purchaser” shall have the meaning set forth in Section 3.3(i)(i).
“Enforcement Action” means, with respect to any Lien on the Collateral:
(a)any action to foreclose, execute, levy or collect on, take possession or control of (other than for perfection), sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise Dispose (as defined in the First Lien Credit Agreement as in effect on the date hereof) of (whether publicly or privately), any Collateral, or otherwise exercise or enforce remedial rights with respect to any of the Collateral under the First Lien Documents or the Second Lien Documents (including by way of setoff, recoupment, notification of a public or private sale or other Disposition (as defined in the First Lien Credit Agreement as in effect on the date hereof) pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);
(b)any action to solicit bids from third Persons, or approve bid procedures for, any proposed Disposition of any of the Collateral or conduct any Disposition of any Collateral;
(c)any action to receive a transfer of any portion of the Collateral in satisfaction of Indebtedness or any other Obligation secured thereby;
(d)any action to otherwise enforce a security interest or exercise another right or remedy, as a secured creditor, pertaining to any Collateral, whether at law, in equity or pursuant to the First Lien Documents or the Second Lien Documents (including the commencement of applicable legal proceedings or other actions with respect to any Collateral to facilitate the actions described in the preceding clauses (a) through (c), and exercising voting rights in respect of equity interests comprising any Collateral) or to institute or commence, or join with any Person in instituting or commencing, any other action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution and any Insolvency or Liquidation Proceeding); or
(e)any action to effect the Disposition of any Collateral by any Grantor after the occurrence and during the continuation of an Event of Default under the First Lien Documents or the Second Lien Documents with the consent of the First Lien Security Agent or the Second Lien Security Agent, as applicable (in either case, to the extent that such consent is required).
“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of equity of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (excluding, for the avoidance of doubt, Indebtedness convertible into the foregoing).
“Event of Default” shall mean an Event of Default as defined in the First Lien Credit Agreement or in the Second Lien Credit Agreement.
“Excess First Lien Obligations” shall mean any Indebtedness and other obligations that would constitute First Lien Priority Obligations but for the exclusion therefrom pursuant to the second proviso in the definition of “First Lien Obligations”.
“Excess Second Lien Obligations” shall mean any Indebtedness and other obligations that would constitute Second Lien Priority Obligations but for the exclusion therefrom pursuant to the proviso in the definition of “Second Lien Obligations”.
“First Lien” shall mean any Lien created, or purported to be created, by the First Lien Security Documents.
“First Lien Administrative Agent” shall have the meaning set forth in the recitals hereto.

“First Lien Credit Agreement” shall have the meaning set forth in the recitals hereto.
“First Lien Debt Cap” shall mean the result of (i) $373,750,000.00, plus (ii) the amount of any accrued and unpaid interest, paid in kind amounts, premiums, fees, costs, expenses and indemnities (other than any unasserted contingent indemnification obligations) on any Indebtedness under the First Lien Credit Agreement, plus (iii) any interest, fees, costs and expenses that arise or are incurred following the commencement of any Insolvency or Liquidation Proceeding, plus (iv) solely for the purpose of Section 3.4(a), an amount equal to 15% of the greater of (x) the principal amount of Indebtedness outstanding under the First Lien Credit Agreement on the date hereof and (y) the principal amount Indebtedness outstanding under the First Lien Credit Agreement outstanding immediately prior to the commencement of the applicable Insolvency or Liquidation Proceeding.
“First Lien DIP Financing” shall have the meaning set forth in Section 3.4(a)(i).
“First Lien Documents” shall mean (x) the First Lien Credit Agreement and the other Credit Documents (as defined in the First Lien Credit Agreement) and (y) each of the other agreements, documents and instruments providing for or evidencing any First Lien Obligation (but excluding, for the avoidance of doubt, any documents entered into in connection with a First Lien DIP Financing).
“First Lien Lenders” shall have the meaning set forth in the recitals to this Agreement.
“First Lien Obligations” shall mean all obligations (including guaranty obligations) of every nature of each Grantor, from time to time owed to the First Lien Secured Parties or any of them, under any First Lien Document, including all “Obligations” or similar term as defined in the First Lien Credit Agreement as in effect at the date hereof and whether for principal, premium (including all acceleration or other prepayment penalties or premiums), interest, fees, and expenses (including Post-Petition Interest which, but for the filing of a petition in bankruptcy with respect to such Person, would have accrued on any First Lien Obligation at the rate provided in the respective documentation, whether or not a claim is allowed against Parent or any of its Subsidiaries for such Post-Petition Interest in the related Insolvency or Liquidation Proceeding), fees, expenses, indemnification or otherwise; provided that if as of any date of determination the sum of the aggregate principal amount of Indebtedness for borrowed money of Parent and its Subsidiaries then outstanding under the First Lien Credit Agreement and the other First Lien Documents (the “Capped Obligations”) is in excess of the First Lien Debt Cap, then only that portion of such aggregate principal amount of Indebtedness for borrowed money not in excess of the First Lien Debt Cap shall be deemed to be First Lien Priority Obligations, and interest and reimbursement obligations with respect to such Indebtedness shall only constitute First Lien Priority Obligations to the extent related to Indebtedness otherwise included in the First Lien Priority Obligations. If any Excess First Lien Obligations exist, the portion of obligations outstanding under the First Lien Documents constituting Excess First Lien Obligations shall be (x) determined as agreed in writing among the First Lien Secured Parties or (y) if no such agreement applies, the latest principal amounts advanced (it being agreed for such purposes that principal advanced pursuant to a revolving credit commitment or delayed draw commitment shall be deemed advanced on the date such commitment first became binding on the applicable creditors).

“First Lien Permitted Liens” shall mean the Liens permitted under and incurred pursuant to Section 9.02 the First Lien Credit Agreement (as in effect on the date hereof).
“First Lien Priority Obligations” shall mean all First Lien Obligations exclusive of the Excess First Lien Obligations.
“First Lien Purchase Option” shall have the meaning set forth in Section 3.3(i)(i).
“First Lien Representative” shall mean, in the case of the First Lien Credit Agreement, the First Lien Security Agent.
“First Lien Secured Parties” shall mean the “Secured Parties” as defined in the First Lien Credit Agreement (as in effect on the date hereof).
“First Lien Security Agreement” shall mean that certain Security Agreement, dated as of August 1, 2022, among Parent, the Administrative Borrower, each other Grantor and the First Lien Security Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.
“First Lien Security Documents” shall mean the First Lien Security Agreement, the other Security Documents (as defined in the First Lien Credit Agreement (as in effect on the date hereof)) and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed, together with (in each case, to the extent permitted by the terms hereof and thereof) any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.
“First Priority” shall mean with respect to any Lien purported to be created on any Collateral pursuant to any First Lien Security Document, that such Lien is prior in right to any other Lien thereon (as determined without giving effect to the order of priorities set forth in Section 5.02(j) of the First Lien Credit Agreement), other than any First Lien Permitted Liens (excluding First Lien Permitted Liens of the type described in Section 9.02(a)(ii) of the First Lien Credit Agreement (as in effect on the date hereof) (as it relates to Section 9.01(a)(ii) of the First Lien Credit Agreement (as in effect on the date hereof) only) applicable to such Collateral which have priority over the respective Liens on such Collateral created, or purported to be created, pursuant to the relevant First Lien Security Document. For the avoidance of doubt, for the purposes solely of this Agreement, Excess First Lien Obligations shall not benefit from a First Priority Lien on any Collateral.
“GAAP” means generally accepted accounting principles in the U.S.A. in effect and applicable to the accounting period in respect of which reference to GAAP is being made.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantors” shall mean Parent, the Administrative Borrower, each other Borrower and each of Parent’s Subsidiaries that have executed and delivered, or may from time to time hereafter, (i) execute and deliver a First Lien Security Document or a Second Lien Security Document or (ii) provide a Guarantee of the First Lien Obligations or the Second Lien Obligations, in each case, for so long as such Person remains a Grantor.
“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Parent” shall have the meaning set forth in the introductory paragraph hereof, together with its permitted successors and assigns.
“Indebtedness” means and includes all First Lien Obligations and Second Lien Obligations, as applicable, that constitute “Indebtedness” within the meaning of the First Lien Credit Agreement as in effect on the date hereof and the Second Lien Credit Agreement as in effect on the date hereof, respectively.
“Insolvency Event of Default” shall mean the existence and continuation of an Event of Default under (i) Section 10.01(h) of the First Lien Credit Agreement (as in effect on the date hereof) or (ii) Section 10.01(h) of the Second Lien Credit Agreement (as in effect on the date hereof).
“Insolvency or Liquidation Proceeding” shall mean any of the following: (i) any case or proceeding commenced or initiated upon the filing by any Grantor of a voluntary petition in bankruptcy under any provision of any Debtor Relief Law (including the Bankruptcy Code) or a petition to take advantage of any receivership or insolvency laws, including any petition seeking the dissolution, winding up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of such Grantor, such Grantor’s debts or such Grantor’s assets or the appointment of a trustee, receiver, liquidator, custodian or similar official for such Grantor or a material part of such Grantor’s property; (ii) the admission in writing by such Grantor of its inability to pay its debts generally as they become due; (iii) the appointment of a receiver, liquidator, trustee, custodian or other similar official for such Grantor or all or a material part of such Grantor’s assets; (iv) any case or proceeding commenced or initiated upon the filing of any petition against such Grantor under any Debtor Relief Law (including the Bankruptcy Code) or other receivership or insolvency law, including any petition seeking the dissolution, winding up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of such Grantor, such Grantor’s debts or such Grantor’s assets or the appointment of a trustee, receiver, liquidator, custodian or similar official for such Grantor or a material part of such Grantor’s property; or (v) the general assignment by such Grantor for the benefit of creditors or any other marshalling of the assets and liabilities of such Grantor.
“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the First Lien Security Agent or the Second Lien Security Agent is the loss payee or additional insured thereof).
“Lien” shall mean any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance having the effect of security, lien (statutory or other), charge or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any Capitalized Lease (as defined in the First Lien Credit Agreement as in effect on the date hereof) having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed a Lien.
“Obligations” means, collectively, the First Lien Obligations and the Second Lien Obligations.
“Pay in Full” shall mean (i) in respect of the First Lien Priority Obligations, the satisfaction of the conditions set forth in clauses (ii) through (iv) in the definition of “Discharge of First Lien Priority Obligations”, (ii) in respect of the First Lien Obligations, the satisfaction of the conditions set forth in clauses (ii) through (iv) in the definition of “Discharge of First Lien Obligations”, (iii) in respect of the Second Lien Priority Obligations, the satisfaction of the conditions set forth in clauses (ii) through (iii) in the definition of “Discharge of Second Priority Lien Obligations” and (iv) in respect of the Second Lien Obligations, the satisfaction of the conditions set forth in clauses (ii) through (iii) in the definition of “Discharge of Second Lien Obligations.” “Paid in Full” and “Payment in Full” shall have correlative meanings.
“Payment Event of Default” shall mean the existence and continuation of an Event of Default under (i) Section 10.01(a) of the First Lien Credit Agreement as in effect on the date of this Agreement or (ii) Section 10.01(a) of the Second Lien Credit Agreement as in effect on the date of this Agreement.
“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Pledged Collateral” shall have the meaning set forth in Section 3.3(f)(i).
“Post-Petition Interest” shall mean interest, fees, costs, charges and other expenses that pursuant to the First Lien Documents or Second Lien Documents, as the case may be, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, costs, charges or other expenses are allowed or allowable under any Debtor Relief Law or in any such Insolvency or Liquidation Proceeding.
“Proceeds” shall have the meaning assigned in Article 9 of the UCC and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Agent or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (iii) any and all Stock Rights and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral (including in any Insolvency or Liquidation Proceeding).
“Recovery” shall have the meaning set forth in Section 6.17.
“Reorganization Debt Securities” shall mean Reorganization Securities that are debt securities.
“Reorganization Securities” shall mean debt or equity securities of the reorganized debtor secured, or purported to be secured, by Liens upon any property of the reorganized debtor that are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of the First Lien Obligations or the Second Lien Obligations, in any Insolvency or Liquidation Proceeding.
“SEC” shall mean the United States Securities and Exchange Commission.
“Second Lien” shall mean any Lien created, or purported to be created, by the Second Lien Security Documents.
“Second Lien Administrative Agent” shall have the meaning set forth in the recitals hereto.
“Second Lien Credit Agreement” shall have the meaning set forth in the recitals hereto.
“Second Lien Credit Bid Rights” shall mean in respect of any order relating to a sale of assets constituting Collateral in any Insolvency or Liquidation Proceeding, that (i) such order grants the Second Lien Security Agent and the Second Lien Secured Parties (individually and in any combination, subject to the terms of the Second Lien Documents) the right to bid at the sale of such assets and the right to offset its claims secured by Second Liens upon such assets against the purchase price of such assets, if the bid and final sale terms of the Second Lien Security Agent or such Second Lien Secured Parties includes a Cash purchase price component payable immediately upon the closing of the sale in an amount that will cause the Discharge of First Lien Priority Obligations immediately upon such closing and to satisfy all Liens entitled to priority over the First Liens that attach to the Proceeds of the sale, and such order requires such amount to be so applied and (ii) such order allows the claims of the Second Lien Security Agent and the Second Lien Secured Parties in such Insolvency or Liquidation Proceeding to the extent required for the grant of such rights.
“Second Lien Debt Cap” shall mean the result of (i) $201,250,000.00, plus (ii) the amount of any accrued and unpaid interest, paid in kind amounts, premiums, fees, costs, expenses and indemnities (other than any unasserted contingent indemnification obligations) on any Indebtedness under the Second Lien Credit Agreement, plus (iii) any interest, fees, costs and expenses that arise or are incurred following the commencement of any Insolvency or Liquidation Proceeding, plus (v) solely for the purpose of Section 3.4(a), an amount equal to 15% of the greater of (x) the principal amount of Indebtedness outstanding under the Second Lien Credit Agreement on the date hereof and (y) the principal amount of Indebtedness outstanding under the Second Lien Credit Agreement outstanding immediately prior to the commencement of the applicable Insolvency or Liquidation Proceeding.
“Second Lien Documents” shall mean the Second Lien Credit Agreement and the other Credit Documents (as defined in the Second Lien Credit Agreement).
“Second Lien Lenders” shall have the meaning set forth in the recitals to this Agreement.
“Second Lien Obligations” shall mean all obligations (including guaranty obligations) of every nature of each Grantor, from time to time owed to the Second Lien Secured Parties or any of them, under any Second Lien Document, including all “Obligations” or similar term as defined in the Second Lien Credit Agreement and whether for principal, premium (including all acceleration or other prepayment penalties or premiums), interest, fees, and expenses (including Post-Petition Interest which, but for the filing of a petition in bankruptcy with respect to such Person, would have accrued on any Second Lien Obligation at the rate provided in the respective documentation, whether or not a claim is allowed against Parent or any of its Subsidiaries for such Post-Petition Interest in the related Insolvency or Liquidation Proceeding), fees, expenses, indemnification or otherwise; provided that if the aggregate principal amount of Indebtedness for borrowed money of Parent and its Subsidiaries then outstanding under the Second Lien Credit Agreement and the other Second Lien Documents is in excess of the Second Lien Debt Cap, then only that portion of such aggregate principal amount of Indebtedness for borrowed money not in excess of the Second Lien Debt Cap shall be deemed to be Second Lien Priority Obligations, and interest and reimbursement obligations with respect to such Indebtedness shall only constitute Second Lien Priority Obligations to the extent related to Indebtedness otherwise included in the Second Lien Priority Obligations. If any Excess Second Lien Obligations exist, the portion of obligations outstanding under the Second Lien Documents constituting Excess Second Lien Obligations shall be (x) determined as agreed in writing among the Second Lien Secured Parties or (y) if no such agreement applies, the latest principal amounts advanced (it being agreed for such purposes that principal advanced pursuant to a revolving credit commitment or delayed draw commitment shall be deemed advanced on the date such commitment first became binding on the applicable creditors).
“Second Lien Priority Obligations” shall mean all Second Lien Obligations exclusive of the Excess Second Lien Obligations.

“Second Lien Representative” shall mean, in the case of the Second Lien Credit Agreement, the Second Lien Administrative Agent.
“Second Lien Secured Parties” shall mean the lenders, agents (including the Second Lien Administrative Agent and the Second Lien Security Agent) and arrangers under the Second Lien Credit Agreement and shall include all former lenders, agents and arrangers under the Second Lien Credit Agreement to the extent that any Second Lien Obligations owing to such Persons were incurred while such Persons were lenders, agents or arrangers under the Second Lien Credit Agreement and, as of any date of determination, the Discharge of Second Lien Obligations has not occurred.
“Second Lien Security Agreement” shall mean that certain Second Lien Security Agreement, dated as of the date hereof, among Parent, the Administrative Borrower, each other Grantor and the Second Lien Security Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.
“Second Lien Security Documents” shall mean the Second Lien Security Agreement, the other Security Documents (as defined in the Second Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed, together with (in each case, to the extent permitted by the terms hereof and thereof) any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.
“Second Lien Standstill Period” shall have the meaning set forth in Section 3.1(a)(i).
“Second Priority” shall mean, with respect to any Lien purported to be created on any Collateral pursuant to any Second Lien Security Document, that such Lien is prior in right to any other Lien thereon, other than (x) Liens securing Indebtedness of the type permitted pursuant to Section 7.01(kk) of the Second Lien Credit Agreement (as in effect on the date hereof) (as it relates to Section 7.03(x) of the Second Lien Credit Agreement (as in effect on the date hereof) only), (y) First Lien Permitted Liens of the type permitted to be prior to the Liens on the Collateral securing the First Lien Obligations in accordance with the definition of “First Priority” contained herein and (z) any Lien on Collateral that is permitted to be pari passu with the First Lien Security Agent’s Lien in the Collateral.
“Secured Parties” shall mean, collectively, the First Lien Secured Parties and the Second Lien Secured Parties.
“Security Agents” shall have the meaning set forth in the recitals hereto.
“Security Document” shall mean any First Lien Security Document or any Second Lien Security Document.
“Stock Rights” means all dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interests constituting Collateral, any right to receive any Equity Interests constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interests.
“Subsidiary” shall have the meaning set forth in the First Lien Credit Agreement (as in effect on the date hereof).
“UCC” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“U.S.A.” means the United States of America.
1.2Terms Generally; Timing of Performance; Miscellaneous. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless expressly provided otherwise in this Agreement or the context requires otherwise (a) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (b) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement, (c) all references herein to Exhibits, Sections, clauses or paragraphs shall be construed to refer to Exhibits, Sections, clauses or paragraphs of this Agreement, (d) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights, (e) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (f) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (g) references to Sections or clauses shall refer to those portions of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs. When performance of any obligation is stated to be due or performance is required on a day which is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day. To the extent applicable, the rules of construction set forth in Sections 1.02 through 1.11 of the First Lien Credit Agreement (as in effect on the date hereof) and Sections 1.02 through 1.11 of the Second Lien Credit Agreement (as in effect on the date hereof) shall apply to this Agreement as if specifically incorporated herein, mutatis mutandis.
Section 2LIEN PRIORITIES
2.1[Reserved].
2.2[Reserved].
2.3Lien Priorities.

(a)Lien Priorities.
(i)Relative Priorities. Notwithstanding (i) the time, manner, order or method of grant, creation, attachment or perfection of any Liens securing or purporting to secure either the First Lien Obligations or Second Lien Obligations granted on the Collateral, (ii) the validity or enforceability of the security interests and Liens granted in favor of any Security Agent or any Secured Party on the Collateral, (iii) the date on which any First Lien Obligations or Second Lien Obligations are extended, (iv) any provision of the UCC or any other applicable law, including any rule for determining priority thereunder or under any other law or rule governing the relative priorities of secured creditors, including with respect to real property or fixtures, (v) any provision set forth in any First Lien Document or any Second Lien Document (in each case, other than this Agreement), (vi) the possession or control by any Security Agent or any Secured Party or any bailee of all or any part of any Collateral as of the date hereof or otherwise, (vii) any failure by any Security Agent or Secured Party to perfect its security interests in the Collateral or (viii) any other circumstance whatsoever, each Security Agent, on behalf of itself and its respective Secured Parties, hereby agrees that:
(A)any Lien on the Collateral securing or purporting to secure any First Lien Priority Obligations now or hereafter held by or on behalf of the First Lien Security Agent or any other First Lien Secured Parties or any agent or trustee therefor, in each case, regardless of how acquired, whether by grant, possession, statute, operation of law or court order, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing or purporting to secure any of the Second Lien Obligations; and
(B)any Lien on the Collateral securing or purporting to secure any Second Lien Obligations now or hereafter held by or on behalf of the Second Lien Security Agent or any other Second Lien Secured Parties or any agent or trustee therefor, in each case, regardless of how acquired, whether by grant, possession, statute, operation of law or court order, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing or purporting to secure any First Lien Priority Obligations.
(ii)Subordination. The priority and subordination provisions set forth in clause (i) above with respect to Liens on Collateral securing or purporting to secure all or any portion of the First Lien Priority Obligations or the Second Lien Obligations, are intended to be effective whether or not such Liens are subordinated to any Lien securing any other obligation of the Administrative Borrower, any other Grantor or any other Person or are otherwise subordinated, voided, avoided, invalidated or lapsed (but (x) in the case of any contractual subordination by the First Lien Security Agent, only to the extent that such subordination is permitted pursuant to the terms of the First Lien Credit Agreement and the Second Lien Credit Agreement, in each case on the date hereof, or agreed to by the First Lien Security Agent and the Second Lien Security

Agent or (y) as contemplated in Section 3.4 hereof). The parties hereto acknowledge and agree that it is their intent that each of the First Lien Obligations (and the security therefor) and each of the Second Lien Obligations (and the security therefor) constitute a separate and distinct class of obligations (and separate and distinct claims) from each other.
(iii)The Lien on Collateral securing any Excess First Lien Obligations will have the priority set forth in Section 2.6. The Lien on Collateral securing any Excess Second Lien Obligations will have the priority set forth in Section 2.7.
(b)Prohibition on Contesting Liens. The of the First Lien Security Agent, for itself and on behalf of each other First Lien Secured Party represented by it, and the Second Lien Security Agent, for itself and on behalf of each other Second Lien Secured Party represented by it, agrees that it shall not (and hereby waives any right to), in its capacity as a secured creditor, unsecured creditor or otherwise, contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the priority, validity, extent, perfection or enforceability of a Lien held, or the allowability of any claim asserted, by or on behalf of any of the First Lien Secured Parties or the Second Lien Secured Parties in the Collateral, (ii) the validity, allowability, or enforceability of any First Lien Security Document (or any First Lien Obligations thereunder) or any Second Lien Security Document (or any Second Lien Obligations thereunder) or (iii) the relative rights and duties of the holders of any of the First Lien Obligations and the Second Lien Obligations granted and/or established in this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Security Agents or any other Secured Party to enforce this Agreement, including the priority of the Liens on the Collateral securing any of the First Lien Obligations and the Second Lien Obligations as provided in Section 2.3(a).
(c)No New Liens.
(i)First Lien Obligations. So long as the Discharge of First Lien Obligations has not occurred, each of the Grantors agrees that it shall not grant or permit to exist any additional Liens on any asset or property of any Grantor to secure any Second Lien Obligation unless the Administrative Borrower and the Grantors have granted a First Lien on such asset or property to secure the First Lien Obligations. If the Second Lien Security Agent or any Second Lien Secured Party shall hold any Lien on any assets or property of any Grantor securing any Second Lien Obligations that are not also subject to the Liens securing all First Lien Obligations under the First Lien Security Documents, the Second Lien Security Agent or such Second Lien Secured Party (i) shall notify the Directing First Lien Security Agent promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to the First Lien Security Agent as security for the First Lien Obligations, shall assign such Lien to the Directing First Lien Security Agent as security for all First Lien Obligations for the benefit of the First Lien Secured Parties (but may retain a junior Lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to the First Lien Security Agent, shall be deemed to hold and have held such Lien for the additional benefit of the First Lien Security Agent and the other First Lien Secured Parties as security for the First Lien Obligations (subject to the relative lien priorities set forth in this Agreement). To the extent that the provisions of the immediately preceding sentences are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Security Agent and/or the other First Lien Secured Parties, the Second Lien Security Agent, on behalf of the Second Lien Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of an Enforcement Action or any Insolvency or Liquidation Proceeding relating to Liens on the Collateral granted in contravention of this Section 2.3(c)(i) shall be subject to Section 2.4(a).
(ii)Second Lien Obligations. So long as the Discharge of Second Lien Obligations has not occurred, except as contemplated by Section 3.3(f) or Section 3.4, each of the Grantors agrees that it shall not grant or permit to exist any additional Liens on any asset or property of any Grantor to secure any First Lien Obligations unless the Administrative Borrower and the Grantors have granted or reasonably contemporaneously grant a Second Priority Lien on such asset or property to secure the Second Lien Obligations. If the First Lien Security Agent or any First Lien Secured Party shall hold any Lien on any assets or property of any Grantor securing any First Lien Obligations that are not also subject to the Liens securing all Second Lien Obligations under the Second Lien Security Documents, the First Lien Security Agent or such First Lien Secured Party (i) shall notify the Directing Second Lien Security Agent promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to the Second Lien Security Agent as security for the Second Lien Obligations, shall be deemed to hold and have held such Lien for the additional benefit of the Second Lien Security Agent and the other Second Lien Secured Parties as security for the Second Lien Obligations (subject to the relative lien priorities set forth in this Agreement). To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other rights and remedies available to the Second Lien Security Agent and/or the other Second Lien Secured Parties, the First Lien Security Agent, on behalf of the First Lien Secured Parties, agree that any amounts received by or distributed to any of them pursuant to or as a result of an Enforcement Action or any Insolvency or Liquidation Proceeding relating to Liens on the Collateral granted in contravention of this Section 2.3(c)(ii) shall be subject to Section 2.4(b).
(d)Effectiveness of Lien Priorities. Each of the parties hereto acknowledges that the Lien priorities provided for in this Agreement shall not be affected or impaired in any manner whatsoever, including on account of: (i) the invalidity, irregularity or unenforceability of all or any part of the First Lien Documents or the Second Lien Documents; (ii) any amendment, change or modification of any of the First

Lien Documents or the Second Lien Documents not in contravention of the terms of this Agreement; or (iii) any impairment, modification, change, exchange, release, avoidance, or subordination of or limitation on, any liability of, or stay of actions or Lien enforcement proceedings against, any Grantor under any of the First Lien Documents or the Second Lien Documents, any property of any Grantor, or any Grantor’s estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting any Secured Party.
(e)Similar Liens and Agreements. The parties hereto agree that it is their intention that the assets and property of the Grantors constituting Collateral securing each of the First Lien Obligations and the Second Lien Obligations be substantially the same. In furtherance of the foregoing and of Section 6.7, each Security Agent and each other Secured Party agrees, subject to the other provisions of this Agreement:
(i)upon reasonable request by any Directing Security Agent, to cooperate in good faith (and to direct their respective counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Collateral securing the First Lien Obligations or the Second Lien Obligations, as the case may be, and the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under the First Lien Documents or the Second Lien Documents, as the case may be;
(ii)that the First Lien Security Documents and the Second Lien Security Documents creating Liens on the Collateral shall be in all material respects substantially the same forms of documents other than with respect to the First Priority or Second Priority nature of the Liens created thereunder in such Collateral (it being understood that the First Lien Security Documents and Second Lien Security Documents in effect on the date hereof (including any forms or exhibits attached to any of the foregoing or any other First Lien Document or Second Lien Document) satisfy this provision as of the date hereof); and
(iii)the guaranties executed and delivered by the Grantors in respect of the First Lien Obligations and the Second Lien Obligations shall be substantially in the same form (it being understood that the First Lien Guarantee and the Second Lien Guarantee (each as in effect on the date hereof) satisfy this provision as of the date hereof).
2.4Payment Over.
(a)So long as the Discharge of First Lien Priority Obligations has not occurred, any Collateral, Cash Proceeds thereof or non-Cash Proceeds constituting Collateral (or any distribution in respect of the Collateral, whether or not expressly characterized as such) received by (i) the Second Lien Security Agent or any Second Lien Secured Parties or (ii) any other First Lien Secured Party, in each case, in connection with the exercise of any Enforcement Action (including set off or recoupment) relating to the Collateral or (except as otherwise provided in Section 3.4) in any Insolvency or

Liquidation Proceeding shall be segregated and held in trust and forthwith paid over to the Directing First Lien Security Agent for application in accordance with Section 5.1 below, in the same form as received, with any necessary endorsements or as between the rights of the Secured Parties, on one hand, and a third-party, on the other hand, as a court of competent jurisdiction may otherwise direct. The Directing First Lien Security Agent is hereby authorized to make any such endorsements as agent for the Second Lien Security Agent, any such Second Lien Secured Parties and the other First Lien Secured Parties. This authorization is coupled with an interest and is IRREVOCABLE until the Discharge of First Lien Priority Obligations.
(b)So long as the Discharge of Second Lien Priority Obligations has not occurred but the Discharge of First Lien Priority Obligations has occurred, any Collateral, Cash Proceeds thereof or non-Cash Proceeds constituting Collateral (or any distribution in respect of the Collateral, whether or not expressly characterized as such) received by (i) the First Lien Security Agent or any First Lien Secured Parties or (ii) any other Second Lien Secured Party, in each case, in connection with the exercise of any Enforcement Action (including set off or recoupment) relating to the Collateral or (except as otherwise provided in Section 3.4) in any Insolvency or Liquidation Proceeding shall be segregated and held in trust and forthwith paid over to the Directing Second Lien Security Agent for application in accordance with Section 5.1 below, in the same form as received, with any necessary endorsements or as between the rights of the Secured Parties, on one hand, and a third-party, on the other hand, as a court of competent jurisdiction may otherwise direct. The Directing Second Lien Security Agent is hereby authorized to make any such endorsements as agent for the other any such Second Lien Secured Parties, the First Lien Security Agent and the other First Lien Secured Parties. This authorization is coupled with an interest and is IRREVOCABLE until the Discharge of Second Lien Priority Obligations.
(c)So long as the Discharge of First Lien Obligations has not occurred but the Discharge of First Lien Priority Obligations and the Discharge of Second Lien Priority Obligations has occurred, any Collateral, Cash Proceeds thereof or non-Cash Proceeds constituting Collateral (or any distribution in respect of the Collateral, whether or not expressly characterized as such) received by (i) the Second Lien Security Agent or any Second Lien Secured Parties or (ii)  any other First Lien Secured Party, in each case, in connection with the exercise of any Enforcement Action (including set off or recoupment) relating to the Collateral or (except as otherwise provided in Section 3.4) in any Insolvency or Liquidation Proceeding shall be segregated and held in trust and forthwith paid over to the Directing First Lien Security Agent for application in accordance with Section 5.1 below, in the same form as received, with any necessary endorsements or as between the rights of the Secured Parties, on one hand, and a third-party, on the other hand, as a court of competent jurisdiction may otherwise direct. The Directing First Lien Security Agent is hereby authorized to make any such endorsements as agent for the Second Lien Security Agent, any such Second Lien Secured Parties and the other First Lien Secured Parties. This authorization is coupled with an interest and is IRREVOCABLE until the Discharge of First Lien Obligations.
(d)So long as the Discharge of Second Lien Obligations has not occurred but the Discharge of First Lien Obligations and the Discharge of Second Lien Priority Obligations have occurred, any Collateral, Cash Proceeds thereof or non-Cash Proceeds constituting Collateral (or any distribution in respect of the Collateral, whether or not expressly characterized as such) received by (i) the First Lien Security Agent or any First Lien Secured Parties or (ii) any other Second Lien Secured Party, in each case, in connection with the exercise of any Enforcement Action (including set off or recoupment) relating to the Collateral or (except as otherwise provided in Section 3.4) in any Insolvency or Liquidation Proceeding shall be segregated and held in trust and forthwith paid over to the Directing Second Lien Security Agent for application in accordance with Section 5.1 below, in the same form as received, with any necessary endorsements or as between the rights of the Secured Parties, on one hand, and a third-party, on the other hand, as a court of competent jurisdiction may otherwise direct. The Directing Second Lien Security Agent is hereby authorized to make any such endorsements as agent for any such Second Lien Secured Parties, the First Lien Security Agent and the other First Lien Secured Parties. This authorization is coupled with an interest and is IRREVOCABLE until the Discharge of Second Lien Obligations.
2.5No Payment Subordination. The subordination of Liens securing Second Lien Obligations to Liens securing First Lien Obligations set forth in Section 2.3 affects only the relative priority of those Liens, and does not subordinate the Second Lien Obligations in right of payment to the First Lien Obligations or the Excess First Lien Obligations in right of payment to the Second Lien Priority Obligations. Nothing in this Agreement will affect the entitlement of any Second Lien Secured Party to receive and retain required payments of interest, principal, and other amounts in respect of a Second Lien Obligation unless the receipt is prohibited by, or results from the Second Lien Secured Party’s breach of, this Agreement.
2.6Subordination of Liens Securing Excess First Lien Obligations.
(a)All Liens securing Second Lien Priority Obligations will be senior in all respects and prior to any Lien on the Collateral securing any Excess First Lien Obligations, and all Liens securing any Excess First Lien Obligations will be junior and subordinate in all respects to any Lien securing a Second Lien Priority Obligation.
(b)Following the Discharge of First Lien Priority Obligations, with respect to the Excess First Lien Obligations and Liens on Collateral (including Proceeds) securing Excess First Lien Obligations,
(i)First Lien Secured Parties will have rights and obligations analogous to the rights and obligations Second Lien Secured Parties have under this Agreement with respect to the Second Lien Priority Obligations and the Liens on Collateral (including Proceeds) securing First Lien Priority Obligations, and
(ii)Second Lien Secured Parties will have rights and obligations analogous to the rights and obligations First Lien Secured Parties have under this Agreement with respect to the First Lien Priority Obligations.
2.7Subordination of Liens Securing Excess Second Lien Obligations.
(a)All Liens securing Excess First Lien Obligations will be senior in all respects and prior to any Lien on the Collateral securing any Excess Second Lien Obligations, and all Liens securing any Excess Second Lien Obligations will be junior and subordinate in all respects to any Lien securing Excess First Lien Obligations.

(b)Following the Discharge of Second Lien Priority Obligations, with respect to the Excess Second Lien Obligations and Liens on Collateral (including Proceeds) securing Excess Second Lien Obligations,
(i)Second Lien Secured Parties will have rights and obligations analogous to the rights and obligations Second Lien Secured Parties have under this Agreement with respect to the Second Lien Priority Obligations and the Liens on Collateral (including Proceeds) securing Second Lien Priority Obligations, and
(ii)First Lien Secured Parties will have rights and obligations analogous to the rights and obligations First Lien Secured Parties have under this Agreement with respect to the First Lien Priority Obligations.
Section 3
COLLATERAL AND PAYMENT MATTERS
3.1Exercise of Remedies.
(a)Whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Administrative Borrower or any other Grantor, (A) so long as the Discharge of First Lien Priority Obligations has not occurred, neither the Second Lien Security Agent nor any of the other Second Lien Secured Parties:
(i)(x) will institute or commence or join with any Person (other than the First Lien Security Agent and the other First Lien Secured Parties) in commencing any Enforcement Action with respect to the Collateral (including any action of receivership, foreclosure, enforcement, collection or execution); provided, however, that the Directing Second Lien Security Agent may exercise any or all such Enforcement Action in accordance with the Second Lien Documents after a period of 180 days has elapsed since the date of delivery of a notice in writing to the Directing First Lien Security Agent with respect to any of the following and so long as the respective Event of Default shall not have been cured or waived (or the respective acceleration rescinded): (i) a Payment Event of Default exists with respect to any Second Lien Obligations without waiver or cure for 10 days, (ii) an Insolvency Event of Default exists with respect to any Second Lien Obligations or (iii) after the acceleration by the relevant Second Lien Secured Parties of the maturity of all then outstanding Second Lien Obligations (the “Second Lien Standstill Period”); provided, further, however, notwithstanding anything herein to the contrary, neither the Directing Second Lien Security Agent nor any other Second Lien Secured Party (I) will exercise any Enforcement Action with respect to any Collateral if, notwithstanding the expiration of the Second Lien Standstill Period, the Directing First Lien Security Agent or any other First Lien Secured Party shall have commenced and be diligently pursuing in good faith any Enforcement Action with respect to all or a material portion of the Collateral (prompt notice of such exercise to be given by the Directing First Lien Security Agent to the Directing Second Lien Security Agent) or any Insolvency or Liquidation Proceeding by or against any Grantor has been commenced, (II) will contest, protest or object to any Enforcement Action brought by the Directing First Lien Security Agent or any other First Lien Secured Party with respect to the Collateral under the First Lien Documents and (III) subject to the first proviso in clause (i)(x) above, will object to the forbearance by the Directing First Lien Security Agent or any other First Lien Secured Party from bringing or pursuing any Enforcement Action relating to the Collateral, in each case in compliance with this Agreement so long as the respective interests of the Second Lien Secured Parties attach to the Proceeds thereof subject to the relative priorities described in Section 2; provided, however, that nothing in this Section 3.1(a) shall be construed to authorize the Second Lien Security Agent or any Second Lien Secured Party to sell or appropriate any Collateral free of the Lien of the First Lien Security Agent or any First Lien Secured Party; and
(ii)subject to clause (i)(x) above, until Discharge of First Lien Priority Obligations, the Directing First Lien Security Agent and the First Lien Secured Parties shall have the exclusive right to commence and maintain any Enforcement Action (including set off, recoupment, and credit bid rights) and make determinations regarding the disposition of, or restrictions with respect to, the Collateral without any consultation with or the consent of the Second Lien Security Agent or any other Second Lien Secured Party; provided that any proceeds received by the First Lien Security Agent in excess of those necessary to achieve a Discharge of First Lien Priority Obligations are distributed in accordance with Section 5.1; provided further that:
(A)in any Insolvency or Liquidation Proceeding commenced by or against the Administrative Borrower or any other Grantor, the Second Lien Security Agent and any other Second Lien Secured Party may file a proof of claim or statement of interest with respect to the Second Lien Obligations;
(B)the Second Lien Security Agent and any other Second Lien Secured Party may take any action (not in contravention of this Agreement or otherwise adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the rights of the First Lien Security Agent or the other First Lien Secured Parties to exercise remedies in respect thereof) in accordance with the Second Lien Documents and the terms of this Agreement in order to create, perfect, preserve or protect (but not enforce) its Lien on or over the Collateral;
(C)the Second Lien Secured Parties shall be entitled to file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of the Second Lien Secured Parties, in each case in accordance with the terms of this Agreement;

(D)the Second Lien Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either the Debtor Relief Laws, any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case to the extent not prohibited by any other provision of this Agreement;
(E)the Second Lien Secured Parties shall be entitled to vote on any plan of reorganization or other dispositive restructuring plan (except they may not, whether in the capacity of a secured or an unsecured creditor, vote to accept or otherwise propose or support any plan of reorganization or other dispositive restructuring plan that is inconsistent with or contravenes any provision of this Agreement) and make other filings and make any arguments and motions that are, in each case, in accordance with and do not contravene (or seek relief that would contravene) the terms of this Agreement (including under Section 3.1(a)(i)), with respect to the Collateral;
(F)[Reserved];
(G)the Second Lien Secured Parties shall be entitled to bid or purchase Collateral, provided that the net cash proceeds of such bid are applied in accordance with Section 5.1 and are sufficient to cause the Discharge of First Lien Priority Obligations;
(H)the Second Lien Secured Parties shall be entitled to seek or request adequate protection in accordance with Section 3.4(c);
(I)the Second Lien Secured Parties shall be entitled to accelerate the maturity of all then outstanding Second Lien Obligations and, to the extent not prohibited by this Agreement, enforce the terms of the Second Lien Documents by seeking specific performance;
(J)the Second Lien Secured Parties shall be entitled to assert any inspection right to the extent that such inspection is at the expense of such Second Lien Secured Parties and does not interfere with the exercise of any Enforcement Action by the First Lien Secured Parties, as reasonably determined by the Directing First Lien Security Agent;
(K)to the extent not in direct or indirect violation of the terms of this Agreement, enforce any intercreditor agreements among the Second Lien Security Agent (and/or the Second Lien Lenders), and third parties to the extent not in direct or indirect violation thereof; and
(L)the Second Lien Security Agent or any Second Lien Secured Party may exercise any of its rights or remedies with respect to the Collateral in accordance with the Second Lien Documents after the termination of the Second Lien Standstill Period to the extent permitted by clause (i)(x) above.
Subject to Section 5 and clause (i)(x) above, in exercising any Enforcement Action with respect to the Collateral, the Directing First Lien Security Agent and the other First Lien Secured Parties may enforce the provisions of the First Lien Documents and exercise Enforcement Actions thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or Disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under any other applicable law.
(b)[Reserved].
(c)So long as the Discharge of First Lien Priority Obligations has not occurred, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that it will not take or receive any Collateral or any Proceeds of Collateral in connection with the exercise of any Enforcement Action (including setoff or recoupment) with respect to any Collateral, except as expressly provided in the first proviso of clause (i)(x) of Section 3.1(a) with any such Collateral or Proceeds to be applied in any event pursuant to Section 2.4. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Priority Obligations has occurred, except as expressly provided in the first proviso in clause (i)(x) of Section 3.1(a) or in the proviso in clause (ii) of Section 3.1(a) or in 3.3(f)(vii), the sole right of the Second Lien Security Agent and the Second Lien Secured Parties with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of First Lien Priority Obligations has occurred in accordance with the terms hereof, the Second Lien Documents and applicable law.
(d)Subject to the first proviso in clause (i)(x) of Section 3.1(a), the proviso in clause (ii) of Section 3.1(a) and 3.3(f)(vii), until Discharge of First Lien Priority Obligations:
(i)the Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that it will not take any action that would hinder, delay, limit, interfere with, or prohibit any exercise of Enforcement Actions under the First Lien Documents with respect to the Collateral, including any collection, sale, lease, exchange, transfer or other Disposition of the Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or First Lien Security Document with respect to the Collateral or subordinate the priority of the First Lien Priority Obligations to the Second Lien Obligations with respect to the Collateral or grant the Liens with respect to the Collateral securing the Second Lien Obligations equal ranking to the Liens with respect to the Collateral securing the First Lien Priority Obligations, and

(ii)the Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any and all rights it or the other Second Lien Secured Parties may have as a junior Lien creditor with respect to the Collateral or otherwise to object to the manner in which the First Lien Security Agent or the other First Lien Secured Parties seek to enforce or collect the First Lien Priority Obligations or the Liens granted in any of the Collateral, in any such case except to the extent such enforcement or collection is in violation of the terms of this Agreement, regardless of whether any action or failure to act by or on behalf of the First Lien Security Agent or First Lien Secured Parties is adverse to the interest of the Second Lien Secured Parties.
(e)The Second Lien Security Agent for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Lien Security Agent or the First Lien Secured Parties with respect to the Collateral as set forth in this Agreement and the First Lien Documents.
3.2[Reserved].
3.3Other Agreements.
(a)Releases.
(i)So long as the Discharge of First Lien Priority Obligations has not occurred, if, in connection with:
(A)the exercise by any Directing First Lien Security Agent of any Enforcement Action in respect of the Collateral (with the Proceeds thereof being applied in accordance with Section 5.1), including any sale, lease, exchange, transfer or other disposition of any such Collateral; or
(B)any sale, lease, exchange, transfer or other Disposition of any Collateral permitted under the terms of the First Lien Documents and the Second Lien Documents (other than upon the exercise of any Enforcement Action by the Second Lien Security Agent in accordance with the Second Lien Documents), the Directing First Lien Security Agent, for itself or on behalf of any of the other First Lien Secured Parties, releases any of its Liens on any part of the Collateral, then (except if such disposition is made to an Affiliate of any Grantor and is not approved by a court of competent jurisdiction or disposed of in a public sale) the Liens, if any, of the Second Lien Security Agent, for itself or for the benefit of the other Second Lien Secured Parties, on such Collateral (but not the Proceeds thereof, which shall be subject to the Liens and priorities set forth in this Agreement) shall be automatically, unconditionally and simultaneously released and the Directing First Lien Security Agent is irrevocably authorized to execute and deliver or enter into any release of such Liens that may, in the discretion of the Directing First Lien Security Agent, be considered necessary or reasonably desirable in connection with such releases, and the Second Lien Security Agent, for itself or on behalf of any such Second Lien Secured Parties, upon request of the Directing First Lien Security Agent in connection with any release pursuant to clause (A) above or receipt of such officers’ certificates required to be delivered to it pursuant to the Second Lien Documents, promptly shall execute and deliver to the Directing First Lien Security Agent or such Grantor (at the expense of such Grantor) such termination statements, releases and other documents as the Directing First Lien Security Agent or such Grantor may request to effectively confirm such release. Similarly, if the equity interests of any Person (other than a Borrower) are foreclosed upon or otherwise disposed of and in connection therewith the Directing First Lien Security Agent releases the First Liens on the property or assets of such Person or releases such Person from its guarantee of First Lien Obligations, then the Second Priority Liens on such property or assets of such Person and such Person’s guarantee of Second Lien Obligations shall be automatically released to the same extent.
(ii)[Reserved].
(iii)Until the Discharge of First Lien Priority Obligations occurs, the Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby irrevocably constitutes and appoints the Directing First Lien Security Agent and any officer or agent of the Directing First Lien Security Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Second Lien Security Agent or such Second Lien Secured Party, or in the Directing First Lien Security Agent’s own name, from time to time in the Directing First Lien Security Agent’s discretion, for the purpose of carrying out the terms of this Section 3.3(a) with respect to Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 3.3(a) with respect to Collateral, including any endorsements or other instruments of transfer or release.
(iv)Until the Discharge of First Lien Priority Obligations occurs, to the extent that the First Lien Secured Parties (a) have released any Lien on Collateral or any Person from its Guarantee and any such Lien or Guarantee is later reinstated or (b) other than as contemplated by Section 3.4, obtain any new First Priority Liens on assets constituting Collateral from Grantors or any additional Guarantee from any Grantors or any Subsidiary of Parent, then the Second Lien Secured Parties shall be granted a corresponding additional Guarantee and/or Second Priority Lien on any such Collateral, as the case may be.
(b)Insurance. Unless and until the Discharge of First Lien Priority Obligations has occurred, the Directing First Lien Security Agent shall have the sole and exclusive right, subject to the rights of the Grantors under the First Lien Documents, to adjust settlement for any Insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding

(or any deed in lieu of condemnation) in respect of the Collateral. Unless and until the Discharge of First Lien Obligations has occurred, subject to the rights of the Grantors under the First Lien Documents, all proceeds of any such policy and any such award, if in respect of the Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of First Lien Priority Obligations, to the Directing First Lien Security Agent for the benefit of First Lien Secured Parties pursuant to the terms of the First Lien Documents, (ii) second, after the occurrence of the Discharge of First Lien Priority Obligations but prior to the occurrence of the Discharge of Second Lien Priority Obligations, to the Directing Second Lien Security Agent for the benefit of the Second Lien Secured Parties pursuant to the terms of the applicable Second Lien Documents, (iii) third, after the occurrence of the Discharge of Second Lien Priority Obligations but prior to the occurrence of the Discharge of First Lien Obligations, to the Directing First Lien Security Agent for the benefit of the First Lien Secured Parties pursuant to the terms of the applicable First Lien Documents, (iv) fourth, after the occurrence of the Discharge of First Lien Obligations but prior to the occurrence of the Discharge of Second Lien Obligations, to the Directing Second Lien Security Agent for the benefit of the Second Lien Secured Parties pursuant to the terms of the applicable Second Lien Documents, and (v) fifth, if no Second Lien Obligations or First Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If prior to the date of Discharge of First Lien Priority Obligations the Second Lien Security Agent or any Second Lien Secured Party shall, at any time, receive any Proceeds of any such Insurance policy or any such award or payment in contravention of this Section 3.3(b), it shall pay such Proceeds over to the First Lien Security Agent in accordance with the terms of Section 2.4. If the Discharge of First Lien Priority Obligations has occurred, then unless and until the Discharge of Second Lien Priority Obligations has occurred, the Directing Second Lien Security Agent shall have the sole and exclusive right, subject to the rights of the Grantors under the Second Lien Documents, to adjust settlement for any Insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) in respect of the Collateral.
(c)Amendments to First Lien Documents.
(i)The First Lien Documents may be amended, restated, amended and restated, replaced, supplemented or otherwise modified in accordance with their terms, in each case, without notice to, or the consent of, the Second Lien Security Agent or the other Second Lien Secured Parties, all without affecting the Lien subordination or other provisions of this Agreement; provided, however, that any such amendment, restatement, amendment and restatement, replacement, supplement or modification of the First Lien Documents shall not, without the consent of the Directing Second Lien Security Agent:
(A)making earlier the date of any scheduled repayment of principal amount of First Lien Obligations under the First Lien Credit Agreement or any other First Lien Document;

(B)add any additional limitation on the optional or mandatory prepayment of the loans under the Second Lien Credit Agreement or any other Second Lien Document (including interest or other amounts payable thereunder); or
(C)otherwise contravene the provisions of this Agreement.
(ii)The First Lien Security Agent shall, prior to the date of Discharge of Second Lien Obligations, endeavor to give prompt notice of any amendment, waiver or consent of a First Lien Document to the Second Lien Security Agent after the effective date of such amendment, waiver or consent; provided, that the failure of the First Lien Security Agent to give any such notice shall not affect the priority of the First Lien Security Agent’s Liens as provided herein or the validity or effectiveness of any such notice as against the Grantors or any of their Subsidiaries.
(d)Amendments to Second Lien Documents.
(i)The Second Lien Documents may be amended, restated, amended and restated, replaced, supplemented or otherwise modified in accordance with their terms, in each case, without notice to, or the consent of, the First Lien Security Agent or the other First Lien Secured Parties, all without affecting the Lien subordination or other provisions of this Agreement; provided, however, that any such amendment, restatement, replacement, amendment and restatement, supplement or modification of the Second Lien Documents shall not prior to the date of Discharge of First Lien Priority Obligations, without the consent of the Directing First Lien Security Agent:
(A)making earlier the date of any scheduled repayment of any principal amount of Second Lien Obligations under the Second Lien Credit Agreement or any other Second Lien Document; or
(B)change or add any limitation on the optional or mandatory prepayment of the loans under the First Lien Credit Agreement or any other First Lien Document, in each case in any manner adverse to the First Lien Secured Parties; or
(C)otherwise contravene the provisions of this Agreement.
(ii)The Second Lien Security Agent shall, prior to the date of Discharge of First Lien Obligations, endeavor to give prompt notice of any amendment, waiver or consent of a Second Lien Document to the First Lien Security Agent after the effective date of such amendment, waiver or consent; provided, that the failure of the Second Lien Security Agent to give any such notice shall not affect the priority of the Second Lien Security Agent’s Liens as provided herein or the validity or effectiveness of any such notice as against the Grantors or any of their Subsidiaries.
(e)Rights As Unsecured Creditors.
(i)Except to the extent prohibited by or otherwise inconsistent with the other provisions in this Agreement (including Sections 2.3(b), 2.4 and 3.4(c)), the Second Lien Security Agent and the Second Lien Secured Parties may exercise rights and remedies available to unsecured creditors against the Administrative Borrower or any other Grantor arising under either the Debtor Relief Laws, any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law in accordance with the terms of the Second Lien Documents to which it is a party and applicable law; provided that neither the Second Lien Security Agent nor any Second Lien Secured Party may take any action as unsecured creditors that such Person could not take as a secured creditor in accordance with the terms of this Agreement. Except as otherwise set forth in this Agreement (including Sections 2.3(b), 2.4 and 3.4(c)), nothing in this Agreement shall prohibit the receipt by the Second Lien Security Agent or any Second Lien Secured Parties of the required payments of interest, principal, premium, fees and other amounts in respect of the Second Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Security Agent or any Second Lien Secured Parties of an Enforcement Action in respect of the Collateral in contravention of this Agreement or enforcement in contravention of this Agreement of any Lien held by any of them. In the event the Second Lien Security Agent or any other Second Lien Secured Party becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of rights available to an unsecured creditor, such judgment Lien shall be subordinated to the Liens securing First Lien Priority Obligations, on the same basis as the other Liens on the Collateral securing the Second Lien Obligations are so subordinated to the Liens securing such First Lien Priority Obligations under this Agreement.
(ii)Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Security Agent or the other First Lien Secured Parties may have with respect to the Collateral.
(f)Bailee for Perfection - First Lien Security Agent.
(i)The Directing First Lien Security Agent agrees to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law (“Pledged Collateral”) as collateral agent for the First Lien Secured Parties and as non-fiduciary agent and bailee for and, with respect to any Collateral that cannot be perfected in such manner by the Second Lien Security Agent (on behalf of themselves and the other Second Lien Secured Parties) and any assignee thereof solely for the purpose of perfecting the security interest granted under the First Lien Documents and the Second Lien Documents, respectively, subject to the terms and conditions of this Section 3.3(f).
(ii)Subject to the terms of this Agreement, until the Discharge of First Lien Priority Obligations has occurred, the Directing First Lien Security Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First Lien Documents as if the Liens of the Second Lien Security Agent under the Second Lien Security Documents did not exist. The rights of the Second Lien Security Agent shall at all times be subject to the terms of this Agreement and to the First Lien Security Agent’s rights under the First Lien Documents.
(iii)The Directing First Lien Security Agent shall have no obligation whatsoever to the Second Lien Security Agent or any Second Lien Secured Party to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 3.3(f). The duties or responsibilities of the First Lien Security Agent under this Section 3.3(f) shall be limited solely to holding the Pledged Collateral as bailee or agent in accordance with this Section 3.3(f).
(iv)The Directing First Lien Security Agent acting pursuant to this Section 3.3(f) shall not have by reason of the First Lien Security Documents, the Second Lien Security Documents, this Agreement or any other document a fiduciary relationship in respect of any First Lien Secured Party, the Second Lien Security Agent or any Second Lien Secured Party. Each Second Lien Secured Party hereby waives and releases the First Lien Security Agent from all claims and liabilities arising pursuant to the First Lien Security Agent’s roles under this Section 3.3(f) as sub-agents and bailees with respect to the Collateral.
(v)Upon the Discharge of First Lien Priority Obligations, the Directing First Lien Security Agent shall, at the Grantors’ expense, deliver or cause to be delivered the remaining Pledged Collateral (if any) in its possession or in the possession of its agents or bailees, together with any necessary endorsements, (A) first, to the Directing Second Lien Security Agent to the extent the Second Lien Obligations remain outstanding and (B) second, to the applicable Grantor to the extent no First Lien Obligations or Second Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Collateral) and will cooperate with the Directing Second Lien Security Agent or such Grantor, as the case may be, in assigning (without recourse to or warranty by the Directing First Lien Security Agent or any other First Lien Secured Party or agent or bailee thereof) control over any other Pledged Collateral under its control. The Directing First Lien Security Agent further agrees to take all other action reasonably requested by such Person (at the sole cost and expense of the Grantors or such Person) in connection with such Person obtaining a First Priority security interest in the Pledged Collateral or as a court of competent jurisdiction may otherwise direct.

(vi)Notwithstanding anything to the contrary herein, if, for any reason, any Second Lien Priority Obligations remain outstanding upon the Discharge of First Lien Priority Obligations, all rights of the First Lien Security Agent hereunder and under the First Lien Security Documents (1) with respect to the delivery and control of any part of the Collateral, and (2) to direct, instruct, vote upon or otherwise influence the maintenance or disposition of such Collateral, shall immediately, and (to the extent permitted by law) without further action on the part of either of the Second Lien Security Agent or the First Lien Security Agent, pass to the Directing Second Lien Security Agent, who shall thereafter hold such rights for the benefit of the Second Lien Secured Parties. Each of the Directing First Lien Security Agent and the Grantors agrees that it will, if any Second Lien Priority Obligations remain outstanding upon the Discharge of First Lien Priority Obligations, take any other action required by any law or reasonably requested by the Directing Second Lien Security Agent (subject to any limitations set forth in the Second Lien Documents), in connection with the Directing Second Lien Security Agent’s establishment and perfection of a First Priority security interest in the Collateral.
(vii)Notwithstanding anything to the contrary contained herein, if for any reason, prior to the Discharge of First Lien Priority Obligations, the Directing Second Lien Security Agent acquires possession of any Pledged Collateral, the Directing Second Lien Security Agent shall hold same as bailee and/or agent to the same extent as is provided in preceding clause (i), provided, that as soon as is practicable the Directing Second Lien Security Agent shall deliver or cause to be delivered such Pledged Collateral to the Directing First Lien Security Agent in a manner otherwise consistent with the requirements of preceding clause (v), in each case as if the references in such sections to “Directing First Lien Security Agent” is to “Directing Second Lien Security Agent” and to the “Second Lien Security Agent” is to the “First Lien Security Agent”.
(g)[Reserved].
(h)[Reserved].
(i)Option to Purchase First Lien Obligations.
(i)Without prejudice to the enforcement of remedies by the First Lien Security Agent and the First Lien Secured Parties, the Second Lien Secured Parties (each such purchasing party, an “Eligible First Lien Purchaser”) shall have the right to purchase (the “First Lien Purchase Option”) on a pro rata basis or such other basis as may be agreed upon by the First Lien Lenders and Second Lien Lenders by way of assignment (and shall thereby also assume all commitments and duties of the then extant First Lien Secured Parties under the First Lien Documents), at any time during the exercise period described in clause (iii) below of this Section 3.3(i), all, but not less than all, of the First Lien Priority Obligations (plus, all but not less than all of the Excess First Lien Obligations (solely at the irrevocable election of the Second Lien Lenders)), including all principal of and accrued and unpaid interest and fees (including

Post-Petition Interest) on and all prepayment or acceleration penalties and premiums in respect of all First Lien Priority Obligations outstanding at the time of purchase; provided that at the time of (and as a condition to) any purchase of the First Lien Obligations pursuant to this Section 3.3(i), all commitments to lend pursuant to the First Lien Credit Agreement shall have terminated. Any purchase of the First Lien Obligations pursuant to this Section 3.3(i) shall be made as follows:
(A)for a purchase price equal to the sum of (1) in the case of all loans, advances or other similar extensions of credit that constitute First Lien Obligations, 100% of the principal amount thereof and all accrued and unpaid interest thereon (including Post-Petition Interest) through the date of purchase (including all prepayment penalties or premiums due upon voluntary prepayment, bankruptcy or acceleration or other prepayment penalties or premiums, and customary breakage costs), and (2) all accrued and unpaid fees, expenses, indemnities and other amounts owed to the First Lien Secured Parties in respect of the First Lien Obligations through the date of purchase;
(B)with the purchase price described in preceding clause (A)(1) payable in Cash on the date of purchase against transfer to the respective Eligible First Lien Purchaser or Eligible First Lien Purchasers (without recourse and without any representations or warranties whatsoever, whether as to the enforceability of any First Lien Obligation or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any First Lien Obligation or as to any other matter whatsoever, except the representations and warranties (1) that the transferor owns free and clear of all Liens and encumbrances (other than participation interests not prohibited by the First Lien Credit Agreement (as in effect on the date hereof), in which case the purchase price described in preceding clause (A)(1) shall be appropriately adjusted so that the Eligible First Lien Purchaser or Eligible First Lien Purchasers do not pay amounts represented by any participation interest which remains in effect), and has the right to convey, whatever claims and interests it may have in respect of the First Lien Obligations and (2) as to the amount of its portion of the First Lien Obligations being acquired);
(C)with the purchase price described in preceding clause (A)(1) accompanied by a waiver by the Directing Second Lien Security Agent (on behalf of the Second Lien Secured Parties) of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the First Lien Purchase Option;
(D)with all amounts payable to the various First Lien Secured Parties in respect of the assignments described above to be distributed to them by the Directing First Lien Security Agent in accordance with their respective Parent of the various First Lien Obligations; and

(E)with such purchase to be made pursuant to assignment documentation in form and substance reasonably satisfactory to, and prepared by counsel for, the Directing First Lien Security Agent (with the reasonable cost of such counsel to be paid by the respective Eligible First Lien Purchaser or Eligible First Lien Purchasers); it being understood and agreed that the First Lien Security Agent and each other First Lien Secured Party shall retain all rights to indemnification as provided in the relevant First Lien Documents for all periods prior to any assignment by them pursuant to the provisions of this Section 3.3(i).
(ii)The right to exercise the First Lien Purchase Option shall be exercisable and legally enforceable upon prior written notice of exercise (which notice, once given, (A) shall be irrevocable and fully binding on the respective Eligible First Lien Purchaser or Eligible First Lien Purchasers except as provided in clause (iii) below and (B) shall specify a date of purchase not less than five (5) Business Days, nor more than thirty (30) calendar days, after the date of the receipt by the Directing First Lien Security Agent of such notice) given to the Directing First Lien Security Agent by an Eligible First Lien Purchaser. Neither the First Lien Security Agent nor any First Lien Secured Party shall have any disclosure obligation to any Eligible First Lien Purchaser, the Second Lien Security Agent or any Second Lien Secured Party in connection with any exercise of such purchase option.
(iii)The right to purchase the First Lien Obligations as described in this Section 3.3(i) may be exercised by the Second Lien Secured Parties (by giving the irrevocable written notice described in preceding clause (ii)) during the period that (1) begins on the date occurring three (3) Business Days after the occurrence of (x) the date of the acceleration of the final maturity of the loans under the First Lien Credit Agreement or (y) an Insolvency Event of Default under the First Lien Credit Agreement; provided that if there is any failure to meet the condition described in the proviso of preceding clause (i) hereof, the aforementioned date shall be extended until the first date upon which such condition is satisfied, and (2) ends on the thirtieth (30th) day after the start of the period described in clause (1) above. If no Second Lien Secured Party timely exercises the aforementioned purchase option, the First Lien Security Agent and First Lien Secured Parties shall have no further obligations pursuant to this Section 3.3(i) and may take any further actions in their sole discretion in accordance with the First Lien Documents and this Agreement.
(iv)The obligations of the First Lien Secured Parties to sell their respective First Lien Obligations under this Section 3.3(i) are several and not joint and several. To the extent any First Lien Secured Party breaches its obligation to sell its First Lien Obligations under this Section 3.3(i) (a “Defaulting First Lien Secured Party”), nothing in this Section 3.3(i) shall be deemed to require the First Lien Security Agent or any First Lien Secured Party to purchase such Defaulting First Lien Secured Party’s First Lien Obligations for resale to the holders of Second Lien Obligations and in all cases, the First Lien Security Agent and each First Lien Secured Party complying with the terms of this Section 3.3(i) shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting First Lien Secured Party; provided that nothing in this clause (iv) shall require any Eligible First Lien Purchaser to purchase less than all of the First Lien Obligations.
(v)Each Grantor irrevocably consents to any assignment effected to one or more Eligible First Lien Purchasers pursuant to this Section 3.3(i) (so long as they meet all eligibility standards contained in all relevant First Lien Documents, other than obtaining the consent of any Grantor to an assignment to the extent required by such First Lien Documents) for purposes of all First Lien Documents and hereby agrees that no further consent to any such assignment pursuant to this Section 3.3(i) from such Grantor shall be required.
(vi)Nothing in this Section 3.3(i) shall be deemed to require the Second Lien Lenders or any Second Lien Secured Party to purchase Excess First Lien Obligations.
3.4Insolvency or Liquidation Proceedings.
(a)Finance and Sale Issues.
(i)Until the Discharge of First Lien Priority Obligations has occurred, if the Administrative Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Security Agent shall desire to permit the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting Collateral or to permit the Administrative Borrower or any other Grantor to obtain a financing, whether from the First Lien Secured Parties or any other entity under Section 364 of the Bankruptcy Code or any similar Debtor Relief Law, that is secured by a Lien that is senior to or pari passu with the Liens on the Collateral (or any property that would be “Collateral” but for the effect of section 552 of the Bankruptcy Code or other provisions of any Debtor Relief Law) securing the First Lien Obligations (each, a “First Lien DIP Financing”), then the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that it will not oppose, proffer a competing financing or raise any objection to or contest (or join with or support any third party opposing, objecting or contesting) (x) such First Lien DIP Financing or use of cash collateral constituting Collateral (or any property that would be “Collateral” but for the effect of section 552 of the Bankruptcy Code or other provisions of any Debtor Relief Law) or (y) the fact that the providers of such First Lien DIP Financing may be granted senior Liens on the Collateral (or any property that would be “Collateral” but for the effect of section 552 of the Bankruptcy Code or other provisions of any Debtor Relief Law) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the First Lien Security Agent or to the extent permitted by Section 3.4(c)) and, the Second Lien Security Agent will subordinate its Liens in the Collateral to the Liens securing such First Lien DIP Financing (and all interest and other obligations relating thereto), to all adequate protection Liens granted to the First Lien Secured Parties, and to any carve-out from the Collateral (and any property that would be “Collateral” but for the effect of section 552 of the Bankruptcy Code or other provisions of any Debtor Relief Law) for professional and U.S. Trustee fees that has been agreed to by the Directing First Lien Security Agent; provided that (A) the aggregate principal amount of the First Lien DIP Financing plus the aggregate outstanding principal amount of First Lien Obligations under the First Lien Documents shall not exceed the First Lien Debt Cap and (B)(i) the Second Lien Security Agent and the other Second Lien Secured Parties retain a Lien on the Collateral to secure the Second Lien Priority Obligations, (ii) to the extent that the First Lien Security Agent is granted adequate protection in the form of a Lien on Collateral (or on any property that would be “Collateral” but for the effect of section 552 of the Bankruptcy Code or other provisions of any Debtor Relief Law) or other property, the Second Lien Security Agent is permitted to seek a Lien (without objection from the First Lien Security Agent or any First Lien Secured Party) on the same Collateral or other property (so long as such Lien is junior to the Liens securing and providing adequate protection for such First Lien DIP Financing and the First Lien Priority Obligations), and (iii) such First Lien DIP Financing does not require specific terms of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws (other than the payment in full in cash of the obligations under the First Lien DIP Financing), but may include deadlines and other “milestones” related to filing and confirmation of a plan of reorganization. The Second Lien Security Agent, on behalf of the Second Lien Secured Parties, agrees that it will not raise any objection or oppose a sale or other disposition of any Collateral (or any property that would be “Collateral” but for the effect of section 552 of the Bankruptcy Code or other provisions of any Debtor Relief Law) free and clear of its Liens (subject to attachment of Proceeds with respect to the Second Priority Lien or any adequate protection liens on such property in favor of the Second Lien Security Agent in the same order and manner as otherwise set forth herein) or other claims under Section 363 or 1129 of the Bankruptcy Code or any similar Debtor Relief Law if the First Lien Secured Parties have consented to such sale or disposition of such assets; provided that the Second Lien Security Agent and the other Second Lien Secured Parties shall be entitled to seek Second Lien Credit Bid Rights in respect of any such sale or disposition. The Second Lien Security Agent, on behalf of the Second Lien Secured Parties, agrees that it will not raise any objection or oppose any lawful exercise by any First Lien Secured Party of the right to credit bid First Lien Priority Obligations at any sale in foreclosure of Collateral (including pursuant to Section 363(k) of the Bankruptcy Code or any similar Debtor Relief Law).
(b)Relief from the Automatic Stay. Until the Discharge of First Lien Priority Obligations has occurred, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that none of them shall (i) seek (or support any other Person seeking) relief from the automatic stay (including under Section 362 of the Bankruptcy Code or any similar Debtor Relief Law) or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral or any other property securing a First Lien DIP Financing or any adequate protection to the First Lien Secured Parties, without the prior written consent of the Directing First Lien Security Agent or (ii)

object to any motion by the Directing First Lien Security Agent seeking relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral.
(c)Adequate Protection. Until the Discharge of First Lien Priority Obligations, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that it shall not contest (or support any other Person contesting) (A) any request by the First Lien Security Agent or the First Lien Secured Parties for adequate protection or similar protection under any Debtor Relief Law with respect to any Collateral or (B) any objection by the First Lien Security Agent or the First Lien Secured Parties to any motion, relief, action or proceeding based on the First Lien Security Agent or the First Lien Secured Parties claiming a lack of adequate protection with respect to the Collateral. Notwithstanding the foregoing provisions in this Section 3.4(c), in any Insolvency or Liquidation Proceeding, (x) if the First Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral in the nature of assets constituting Collateral (or any property that would be “Collateral” but for the effect of section 552 of the Bankruptcy Code or other provisions of any Debtor Relief Law) in connection with any First Lien DIP Financing or use of cash collateral or other Collateral, then the Second Lien Security Agent, on behalf of itself or any of the other Second Lien Secured Parties, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral, which Lien will be subordinated to the Liens securing the First Lien Priority Obligations and any First Lien DIP Financing, Liens providing adequate protection for the First Lien Priority Obligations and any First Lien DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on Collateral securing the Second Lien Obligations are so subordinated to the Liens securing the First Lien Priority Obligations under this Agreement, and (y) in the event the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, seeks or requests adequate protection in respect of Collateral securing Second Lien Obligations and such adequate protection is granted in the form of a Lien on additional or replacement collateral in the nature of assets constituting Collateral, then the Second Lien Security Agent, on behalf of itself or any of the other Second Lien Secured Parties, agrees that the First Lien Security Agent shall also be granted a senior Lien on such additional or replacement collateral as security and adequate protection for the First Lien Priority Obligations and for any such First Lien DIP Financing and that any Lien on such additional or replacement collateral securing or providing adequate protection for the Second Lien Priority Obligations shall be subordinated to the Liens on such collateral securing the First Lien Priority Obligations and any such First Lien DIP Financing (and all obligations relating thereto) and to any other Liens granted to the First Lien Secured Parties as adequate protection on the same basis as the other Liens on Collateral securing the Second Lien Obligations are so subordinated to the Liens securing such First Lien Priority Obligations under this Agreement. If the First Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of a superpriority administrative claim in connection with any First Lien DIP Financing or use of cash collateral or other Collateral, then the Second Lien Security Agent, on behalf of itself or any of the other Second Lien Secured Parties, may seek or request adequate protection in the form of a superpriority administrative claim, which claim will be subordinated to the claims asserted with respect to and providing adequate protection for the First Lien Obligations and such First Lien DIP Financing (and all obligations relating thereto), and (y) in the event the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, seeks or requests adequate protection in respect of Collateral securing Second Lien Obligations and such adequate protection is granted in the form of a superpriority administrative claim, then the Second Lien Security Agent, on behalf of itself or any of the other Second Lien Secured Parties, agrees that the First Lien Security Agent shall also be granted a senior superpriority claim as adequate protection for the First Lien Obligations and for any such First Lien DIP Financing and that any superpriority administrative claim providing adequate protection for the Second Lien Obligations shall be subordinated to the claims asserted with respect to and providing adequate protection for the First Lien Obligations and such First Lien DIP Financing (and all obligations relating thereto); provided, however, that the Second Lien Security Agent shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Second Lien Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims.. Without limiting the generality of the foregoing, if the First Lien Secured Parties are granted adequate protection in the form of payments in the amount of current post-petition interest, fees, costs, charges and other expenses, or other cash payments, then the Second Lien Security Agent, on behalf of itself or any of the other Second Lien Secured Parties, shall not be prohibited from seeking adequate protection in the form of payments in the amount of current post-petition interest, fees, costs, charges and other expenses, or other cash payments (subject to the right of the First Lien Secured Parties to object to the amounts so sought by the Second Lien Secured Parties); provided, that if as of the earlier of (A) the consummation of a plan of reorganization for any Grantor and (B) the conversion or dismissal of any case under chapter 11 of the Bankruptcy Code for any Grantor, a Discharge of First Lien Obligations has not occurred, then all Second Lien Secured Parties shall turn over to the First Lien Secured Parties (as applicable) all amounts previously and thereafter received by such Second Lien Secured Party as adequate protection for application in accordance with the priorities of Section 5.1(a) until a Discharge of First Lien Obligations has occurred. Nothing in this Section 3.4(c) shall limit the rights of the First Lien Security Agent or First Lien Secured Parties under Section 3.4(d). If, at any time the foregoing turnover obligation applies, (x) either the Second Lien Security Agent constitutes an Affiliate of a First Lien Secured Party, or any of the lenders necessary to constitute “Required Lenders” under the First Lien Credit Agreement constitutes an Affiliate of the Second Lien Secured Parties and (y) such turnover obligation is not being diligently enforced, then the Required Revolving Lenders (as defined in the First Lien Credit Agreement) may enforce the terms of the turn over requirements hereunder.
(d)No Waiver. Subject to the proviso in clause (ii) of Section 3.1(a), until Discharge of First Lien Priority Obligations, nothing contained herein shall prohibit or in any way limit the First Lien Security Agent or any First Lien Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any Enforcement Action taken by the Second Lien Security Agent or any of the Second Lien Secured Parties in respect of the Collateral, including the seeking by the Second Lien Security

Agent or any Second Lien Secured Party of adequate protection in respect thereof or the asserting by the Second Lien Security Agent or any Second Lien Secured Parties of any of its rights and remedies under the Second Lien Documents or otherwise in respect thereof.
(e)Waiver. Until Discharge of First Lien Priority Obligations, the Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, waives (i) any claim it may hereafter have against any First Lien Secured Party arising out of (x) the election of any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any similar Debtor Relief Law, or (y) any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding, so long as such actions are not in express contravention of the terms of this Agreement and (ii) any right to assert or enforce, or support any other party in asserting or enforcing, any claim or right under Section 506(c) or 552 of the Bankruptcy Code or any similar Debtor Relief Laws against the First Lien Secured Parties or any of the Collateral (or any property that would be “Collateral” but for the effect of section 552 of the Bankruptcy Code or other provisions of any Debtor Relief Law).
(f)Separate Classification. The grant of Liens pursuant to the First Lien Documents and the Second Lien Documents constitute two separate and distinct grants of Liens. Because of their differing rights in the Collateral, each of the Second Lien Obligations are fundamentally different from each of the First Lien Obligations and must be separately classified in any plan of reorganization or other dispositive restructuring plan in any Insolvency or Liquidation Proceedings. The Second Lien Security Agent and the Second Lien Secured Parties will not seek in any Insolvency or Liquidation Proceedings to be treated as part of the same class of creditors as the First Lien Security Agent or the First Lien Secured Parties and will not oppose or contest any pleading by the First Lien Security Agent or the First Lien Secured Parties seeking separate classification of their respective secured claims. To further effectuate the intent of the parties as provided in the immediately preceding sentences, if it is held that any claims of the First Lien Secured Parties and the Second Lien Secured Parties in respect of the Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then the Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Secured Parties), until Discharge of First Lien Priority Obligations, the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims in respect of First Lien Priority Obligations, all amounts owing in respect of Post-Petition Interest with respect thereto (whether or not allowed or allowable) before any distribution is made in respect of the Second Lien Obligations, with the Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledging and agreeing to turn over to the Directing First Lien Security Agent Collateral or proceeds of Collateral or any other distributions (whether or not characterized as such) received or receivable by them in respect of the Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Secured Parties.

3.5Reliance; Waivers; Etc.
(a)Reliance. Other than any reliance on the terms of this Agreement, each Second Lien Secured Party under its Second Lien Documents acknowledges that the Secured Parties under the Second Lien Documents have, independently and without reliance on the First Lien Security Agent or any First Lien Secured Parties, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Credit Agreement or this Agreement.
(b)No Warranties or Liability. The Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, acknowledges and agrees that the First Lien Security Agent and the First Lien Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The First Lien Security Agent and the First Lien Secured Parties shall have no duty to the Second Lien Security Agent or the Second Lien Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Administrative Borrower or any other Grantor (including the First Lien Documents and the Second Lien Documents), regardless of any knowledge thereof which they may have or be charged with. The First Lien Security Agent, on behalf of itself and the other First Lien Secured Parties, acknowledges and agrees that the Second Lien Security Agent and the Second Lien Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Subject to the provisions hereof, the Second Lien Security Agent and the Second Lien Secured Parties shall have no duty to the First Lien Security Agent or the First Lien Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Administrative Borrower or any other Grantor (including the First Lien Documents and the Second Lien Documents), regardless of any knowledge thereof which they may have or be charged with.
(c)No Waiver of Lien Priorities - First Lien Obligations.
(i)No right of the First Lien Secured Parties, the First Lien Security Agent or any of them to enforce any provision of this Agreement or any First Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Administrative Borrower or any other

Grantor or by any act or failure to act by any First Lien Secured Party or the First Lien Security Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Documents or any of the Second Lien Documents, regardless of any knowledge thereof which the First Lien Security Agent or the First Lien Secured Parties, or any of them, may have or be otherwise charged with.
(ii)Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Administrative Borrower and the other Grantors under the First Lien Documents and subject to the provisions of Section 3.3(c) and Section 3.4(c)), the First Lien Secured Parties, the First Lien Security Agent and any of them may, at any time and from time to time in accordance with the First Lien Documents and/or applicable law, without the consent of, or notice to, the Second Lien Security Agent or any Second Lien Secured Party without incurring any liabilities to the Second Lien Secured Parties or the Second Lien Security Agent and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Security Agent or any Second Lien Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:
(A)make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;
(B)change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any Collateral or guaranty thereof or any liability of the Administrative Borrower or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens on the Collateral held by the First Lien Security Agent or any of the First Lien Secured Parties, the First Lien Obligations or any of the First Lien Documents;
(C)sell, exchange, realize upon, enforce or otherwise deal with in any manner (subject to the terms hereof) and in any order any part of the Collateral or any liability of the Administrative Borrower or any other Grantor to the First Lien Secured Parties or the First Lien Security Agent, or any liability incurred directly or indirectly in respect thereof;
(D)settle or compromise any First Lien Obligation or any other liability of the Administrative Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof;

(E)exercise or delay in or refrain from exercising any right or remedy against the Administrative Borrower or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Administrative Borrower, any other Grantor or any Collateral and any security and any guarantor or any liability of the Administrative Borrower or any other Grantor to the First Lien Secured Parties or any liability incurred directly or indirectly in respect thereof; and
(F)agree to provide a First Lien DIP Financing.
(iii)The Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, also agrees that the First Lien Secured Parties and the First Lien Security Agent shall have no liability to the Second Lien Security Agent or any Second Lien Secured Party and the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, hereby waives any claim against any First Lien Secured Party or the First Lien Security Agent, arising out of any and all actions which the First Lien Secured Parties or the First Lien Security Agent may take or permit or omit to take with respect to:
(A)the First Lien Documents (other than this Agreement), including any failure to perfect or obtain perfected security interests in the Collateral;
(B)the collection of the First Lien Obligations; or
(C)the foreclosure upon, or sale, liquidation or other disposition of, any Collateral.
Except as otherwise specifically provided for herein, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that the First Lien Secured Parties and the First Lien Security Agent have no duty to the Second Lien Security Agent or the Second Lien Secured Parties in respect of the maintenance or preservation of the Collateral, the First Lien Obligations or otherwise.
(iv)Until the Discharge of First Lien Priority Obligations, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law. For the avoidance of doubt, the foregoing shall not impair or otherwise adversely affect any rights or remedies the Second Lien Security Agent or other Second Lien Secured Parties may have, from and after the Discharge of First Lien Priority Obligations, with respect to the Collateral.
(d)No Waiver of Lien Priorities - Second Lien Obligations.

(i)No right of the Second Lien Secured Parties, the Second Lien Security Agent or any of them to enforce any provision of this Agreement or any Second Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Administrative Borrower or any other Grantor or by any act or failure to act by any Second Lien Secured Party or the Second Lien Security Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Second Lien Documents or any of the First Lien Documents, regardless of any knowledge thereof which the Second Lien Security Agent or the Second Lien Secured Parties, or any of them, may have or be otherwise charged with.
(ii)After the Discharge of First Lien Priority Obligations has occurred, without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Administrative Borrower and the other Grantors under the Second Lien Documents) the Second Lien Secured Parties, the Second Lien Security Agent and any of them may, at any time and from time to time in accordance with the Second Lien Documents and/or applicable law, without the consent of, or notice to, the First Lien Security Agent or any First Lien Secured Party, without incurring any liabilities to the First Lien Security Agent or any First Lien Secured Party exercise any of their rights under the Second Lien Documents and/or applicable law or with respect to the Collateral, and do any of the following:
(A)make loans and advances to any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;
(B)subject to the terms hereof, change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Second Lien Obligations or any Second Lien on any Collateral or guaranty thereof or any liability of any of the Administrative Borrower or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Second Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Second Lien on the Collateral held by the Second Lien Security Agent or any of the Second Lien Secured Parties, the Second Lien Obligations or any of the Second Lien Documents;
(C)sell, exchange, realize upon, enforce or otherwise deal with in any manner (subject to the terms hereof) and in any order any part of the Collateral or any liability of the Administrative Borrower or any other Grantor to the Second Lien Secured Parties or the Second Lien Security Agent, or any liability incurred directly or indirectly in respect thereof;

(D)settle or compromise any Second Lien Obligation or any other liability of the Administrative Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof; and
(E)exercise or delay in or refrain from exercising any right or remedy against the Administrative Borrower or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Administrative Borrower, any other Grantor or any Collateral and any security and any guarantor or any liability of the Administrative Borrower or any other Grantor to the Second Lien Secured Parties or any liability incurred directly or indirectly in respect thereof.
Section 4GENERAL
4.1Legends. The Grantors agree that each First Lien Security Document entered into on or after the date hereof and the Second Lien Credit Agreement and each Second Lien Security Document shall include the following language (with any necessary modifications to give effect to applicable definitions) (or language to similar effect approved by the Directing Security Agents):
“Notwithstanding anything herein to the contrary, the Liens and security interests granted to the [First Lien Security Agent] [Second Lien Security Agent] pursuant to this Agreement in any Collateral and the exercise of any right or remedy by the [First Lien Security Agent] [Second Lien Security Agent] with respect to any Collateral hereunder are subject to the provisions of that certain Intercreditor Agreement, dated as of August 7, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among ARES CAPITAL CORPORATION, as First Lien Administrative Agent, ACF FINCO I LP, as First Lien Security Agent, and ARES CAPITAL CORPORATION, as Second Lien Administrative Agent and Second Lien Security Agent, and acknowledged by EVOLENT HEALTH LLC and the other Grantors. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”
In addition, the Grantors agree that each mortgage or deed of trust in favor of any Secured Parties covering any Collateral shall also contain such other language as a Security Agent may reasonably request to reflect the subordination of such mortgage to the mortgage in favor of such Security Agent on behalf of the applicable Secured Parties covering such Collateral.
4.2Reorganization Securities. Nothing in this Agreement prohibits or limits the right of Second Lien Secured Parties to receive and retain Reorganization Securities that satisfy the requirements set forth in this Section 4.2 with respect thereto. If, in any Insolvency or Liquidation Proceeding, any Reorganization Debt Securities are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of each of the First Lien Obligations, and the Second Lien Obligations, then, to the extent the Reorganization Debt

Securities distributed on account of the First Lien Obligations, or such Second Lien Obligations, are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such Reorganization Debt Securities pursuant to such plan and will apply with like effect to the Liens securing such Reorganization Debt Securities. For the avoidance of doubt, all Reorganization Securities will be subject to Sections 2.4 and 5.1 until the Discharge of First Lien Priority Obligations, in the case of the Reorganization Securities received by the Second Lien Secured Parties.
4.3Post-Petition Interest.
(a)Neither the Second Lien Security Agent nor any Second Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Security Agent or any First Lien Secured Party for allowance and/or payment in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of Post-Petition Interest to the extent of the value of the First Lien Secured Party’s Lien on the Collateral (until Discharge of First Lien Priority Obligations, without regard to the existence of the junior Liens of the Second Lien Security Agent, on behalf of the Second Lien Secured Parties on the Collateral).
(b)Subject to Section 3.4(c), neither the First Lien Security Agent nor any First Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Security Agent or any Second Lien Secured Party for allowance and/or payment in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of Post-Petition Interest to the extent of the value of the Second Lien Secured Party’s Lien on the Collateral (after taking into account the existence of the claims and senior Liens of the First Lien Security Agent, on behalf of the First Lien Secured Parties on the Collateral).
4.4Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Security Agent and the First Lien Secured Parties, and the Second Lien Security Agent and the Second Lien Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:
(i)any lack of validity or enforceability of any First Lien Document or any Second Lien Document;
(ii)except as otherwise set forth in the Agreement, any change permitted hereunder in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification permitted hereunder, whether by course of conduct or otherwise, of the terms of any First Lien Document or Second Lien Document;
(iii)except as otherwise set forth in the Agreement, any amendment, waiver or other modification permitted hereunder, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations;

(iv)the commencement of any Insolvency or Liquidation Proceeding in respect of the Administrative Borrower or any other Grantor; or
(v)any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Grantor in respect of the First Lien Obligations or Second Lien Obligations, the First Lien Security Agent, any First Lien Secured Party, the Second Lien Security Agent or any Second Lien Secured Party in respect of this Agreement.
Section 5APPLICATION OF PROCEEDS
5.1Application of Proceeds in Distributions. (a) Prior to the date of Discharge of First Lien Priority Obligations, the First Lien Security Agent will, and thereafter but prior to the date of the Discharge of Second Lien Priority Obligations, the Directing Second Lien Security Agent will, and thereafter but prior to the date of Discharge of First Lien Obligations, the First Lien Security Agent will, and thereafter but prior to the date of the Discharge of Second Lien Obligations, the Directing Second Lien Security Agent will apply any Collateral, Cash Proceeds thereof or non-Cash Proceeds constituting Collateral (or any distribution in respect of the Collateral, whether or not expressly characterized as such) received as a result of any Enforcement Action with respect to the Collateral (including any right of set off) or received in any Insolvency or Liquidation Proceeding (including such Collateral and Proceeds set forth in Section 2.4) in the following order of application:
First, initially (a) to the payment of all amounts payable under the First Lien Documents on account of the First Lien Security Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the First Lien Security Agent or any co-trustee or agent of the First Lien Security Agent in connection with any First Lien Document and then (b) up to $50,000 in aggregate solely for annual administrative and/or security agency fees (less the amounts already paid for the applicable year) to the Second Lien Administrative Agent and the Second Lien Security Agent payable under their fee letter with the Administrative Borrower as in effect on the date hereof;
Second, to the First Lien Administrative Agent, for application to the payment of all outstanding First Lien Priority Obligations that are then due and payable in such order as may be provided in the First Lien Documents in an amount sufficient to Pay in Full in Cash all outstanding First Lien Priority Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, and including any applicable post-default rate, specified in the First Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding);

Third, without duplication of the amounts paid under clause (b) of paragraph First above, to the payment of all amounts payable under the Second Lien Documents on account of the Second Lien Security Agent’s or the Second Lien Administrative Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Second Lien Security Agent or any co-trustee or agent of the Second Lien Security Agent in connection with any Second Lien Document;
Fourth, to the Second Lien Administrative Agent for application to the payment of all outstanding Second Lien Priority Obligations that are then due and payable in such order as may be provided in the Second Lien Documents in an amount sufficient to Pay in Full in Cash all outstanding Second Lien Priority Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Second Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding);
Fifth, to the First Lien Administrative Agent for application to the payment of all outstanding Excess First Lien Obligations that are then due and payable in such order as may be provided in the First Lien Documents in an amount sufficient to Pay in Full in Cash all outstanding Excess First Lien Obligations that are then due and payable;
Sixth, to the Second Lien Administrative Agent for application to the payment of all outstanding Excess Second Lien Obligations that are then due and payable in such order as may be provided in the Second Lien Documents in an amount sufficient to Pay in Full in Cash all outstanding Excess Second Lien Obligations that are then due and payable; and
Seventh, any surplus remaining after the Payment in Full in Cash of the amounts described in the preceding clauses will be paid to the Administrative Borrower or the applicable Grantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.
(b)In connection with the application of Proceeds or other payments pursuant to Section 5.1(a), except as otherwise directed by the Required Lenders (or equivalent term) under (and as defined in) the First Lien Documents, the First Lien Security Agent may, prior to the Discharge of First Lien Priority Obligations, sell any non-Cash Proceeds or other non-Cash payments for Cash prior to the application of the Proceeds thereof. In connection with the application of Proceeds pursuant to Section 5.1(a), except as otherwise directed by the Required Lenders (or equivalent term) under (and as defined in) the Second Lien Documents, the Second Lien Security Agent may, after the Discharge of First Lien Priority Obligations and prior to the Discharge of Second Lien Priority Obligations, sell any non-Cash Proceeds or other non-Cash payments for Cash prior to the application of the Proceeds thereof.
(c)If prior to the date of Discharge of First Lien Priority Obligations the Second Lien Security Agent or any Second Lien Secured Party collects or receives any Proceeds of such foreclosure, collection or other enforcement or other payments that should have been applied to the payment of the First Lien Priority Obligations in accordance with Section 5.1(a), whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Second Lien Secured Party will hold the same in trust and forthwith deliver the same to the First Lien Security Agent, for the account of the holders of the First Lien Priority Obligations, to be applied in accordance with Section 5.1(a). Until so delivered, such Proceeds or payments will be held by that Second Lien Secured Party for the benefit of the holders of the First Lien Priority Obligations. If, at any time the foregoing turnover obligation applies, (x) either the Second Lien Security Agent constitutes an Affiliate of a First Lien Secured Party, or any of the lenders necessary to constitute “Required Lenders” under the First Lien Credit Agreement constitutes an Affiliate of the Second Lien Secured Parties and (y) such turnover obligation is not being diligently enforced, then the Required Revolving Lenders (as defined in the First Lien Credit Agreement) may enforce the terms of the turn over requirements hereunder.
Section 6MISCELLANEOUS
6.1Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Documents or the Second Lien Documents, the provisions of this Agreement shall govern and control; provided that as among the First Lien Secured Parties, Section 5.02(j) of the First Lien Credit Agreement shall control and govern. Each Secured Party acknowledges and agrees that the terms and provisions of this Agreement do not violate any term or provision of its respective First Lien Document or Second Lien Document.
The parties hereto acknowledge that the terms of this Agreement are not intended to negate any specific rights granted to any Grantor in any of the other First Lien Documents or Second Lien Documents.
6.2Effectiveness; Continuing Nature of this Agreement; Severability. (a)This Agreement shall become effective when executed and delivered by the parties hereto. Each Security Agent, on behalf of itself and the applicable Secured Parties, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, this Agreement is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code (or any similar Debtor Relief Law) and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable non-bankruptcy law. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Administrative Borrower and/or any other Grantor shall include the Administrative Borrower and/or such Grantor as debtor and debtor in possession and any receiver or trustee for the Administrative Borrower and/or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.
(b)This Agreement shall terminate and be of no further force and effect:

(i)with respect to the First Lien Security Agent, the First Lien Secured Parties and the First Lien Obligations, upon the Discharge of First Lien Obligations, subject to the rights of the First Lien Secured Parties under Section 6.17; and
(ii)with respect to the Second Lien Security Agent, the Second Lien Secured Parties and the Second Lien Obligations, upon the Discharge of Second Lien Obligations, subject to the rights of the Second Lien Secured Parties under Section 6.17.
6.3Amendments; Waivers. (a)No amendment, modification or waiver of any of the provisions of this Agreement by the parties hereto shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent; provided that additional Grantors may be added as parties hereto in accordance with the provisions of Section 6.16. Notwithstanding the provisions of any other First Lien Document or Second Lien Document, the Directing First Lien Security Agent and the Directing Second Lien Security Agent together may make any amendments, restatements, amendment and restatements, supplements or other modifications to this Agreement to correct any ambiguity, omission, mistake, defect or inconsistency contained herein without the consent of any other Person; provided that the Administrative Borrower shall be given written notice of any amendment, restatement, amendment and restatement, supplement or other modification of this Agreement promptly after its execution thereof (it being understood that the failure to deliver such notice to the Administrative Borrower shall in no way impact the effectiveness of any such amendment, restatement, amendment and restatement, supplement or modification). Notwithstanding the foregoing, the Administrative Borrower and the other Grantors shall not have any right to consent to or approve any amendment, supplement or waiver of any provision of this Agreement except to the extent such amendment, supplement or waiver (i) imposes any additional material obligation hereunder upon the Administrative Borrower or any other Grantor, (ii) modifies the First Lien Debt Cap or the Second Lien Debt Cap or (iii) otherwise directly and materially adversely affects the rights or obligations hereunder of the Administrative Borrower or any other Grantor, in which case the consent of the Administrative Borrower shall be required for such amendment, supplement or waiver to be effective against the Grantors. Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties hereto making such waiver or the obligations of the other parties hereto to such party making such waiver in any other respect or at any other time. The rights and remedies of the Secured Parties and under any other First Lien Document or Second Lien Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have.
(b)It is understood that each Directing Security Agent, without the consent of any Secured Party (provided that the Administrative Borrower shall be given notice of any supplemental agreement described in this clause (b) promptly after the effectiveness thereof (it being understood that the failure to deliver such notice to the Administrative Borrower shall in no way impact the effectiveness of any such amendment, restatement, amendment and restatement, supplement or modification)), may in its discretion (but shall have no obligation to exercise such discretion and will be entitled to seek and rely upon a direction of the Required Lenders (or equivalent term) under (and as defined in) the First Lien Documents or the Second Lien Documents, as applicable), or applicable Lenders (as defined thereunder) required, as applicable, determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate  in accordance with the provisions of the First Lien Credit Agreement or Second Lien Credit Agreement, as applicable, to effectuate the subordination of Liens granted pursuant to Sections 9.02(c) of the First Lien Credit Agreement (as in effect on the date hereof) or Second Lien Credit Agreement (as in effect on the date hereof), as applicable to, the Liens on the Collateral securing the First Lien Obligations and the Second Lien Obligations.
6.4Information Concerning Financial Condition of the Administrative Borrower and its Subsidiaries. The First Lien Security Agent, the other First Lien Secured Parties, the Second Lien Security Agent (to the extent required under the Second Lien Documents) and the other Second Lien Secured Parties, shall each be responsible for keeping themselves informed of (a) the financial condition of Parent, the Administrative Borrower and its Subsidiaries and all endorsers and/or guarantors of any of the First Lien Obligations and the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of any of the First Lien Obligations and the Second Lien Obligations. No Security Agent or its respective Secured Parties shall have any duty to advise the other Security Agents or their respective Secured Parties of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the First Lien Security Agent or any of the other First Lien Secured Parties or the Second Lien Security Agent or any of the other Second Lien Secured Parties, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party hereto, it or they shall be under no obligation (w) to make, and such informing party shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
6.5Submission to Jurisdiction; Waivers.
(a)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT; PROVIDED, THAT THE PARTIES MAY SEEK TO ENFORCE THE TERMS OF THIS AGREEMENT IN ANY COURT EXERCISING JURISDICTION OVER ANY CASE OR PROCEEDING UNDER THE

BANKRUPTCY CODE OR OTHER DEBTOR RELIEF LAW FOR ANY GRANTOR. THE PARTIES HERETO AGREE THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE AGENTS AND THE SECURED PARTIES RETAIN THE RIGHT TO BRING PROCEEDINGS AGAINST THE ADMINISTRATIVE BORROWER AND ANY OTHER GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT.
(b)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.
(c)TO THE EXTENT PERMITTED BY LAW, EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 6.6. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY SUCH PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
(d)EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER

THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.5(d).
6.6Notices. All notices to the First Lien Secured Parties and the Second Lien Secured Parties permitted or required under this Agreement shall also be sent to the Directing First Lien Security Agent and the Directing Second Lien Security Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or U.S. mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex or email, or three Business Days after depositing it in the U.S. mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
6.7Further Assurances. The First Lien Security Agent, on behalf of itself and the other First Lien Secured Parties, and the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, and each Grantor, agrees that each of them shall take such further action and shall execute (without recourse or warranty) and deliver such additional documents and instruments (in recordable form, if requested) as the Directing First Lien Security Agent or the Directing Second Lien Security Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.
6.8APPLICABLE LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
6.9Binding on Successors and Assigns. This Agreement shall be binding upon the parties hereto, the First Lien Secured Parties, the Second Lien Secured Parties and their respective successors and assigns.
6.10Specific Performance. Each of the First Lien Security Agent and the Second Lien Security Agent may demand specific performance of this Agreement. The First Lien Security Agent, on behalf of itself and the other First Lien Secured Parties, and the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Security Agent or the Second Lien Security Agent, as the case may be.
6.11Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
6.12Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts and by the use of electronic signatures), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page (including by use of electronic signatures) of this Agreement or any document or instrument delivered in connection herewith by telecopy or by email as a “.pdf’ or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
6.13Authorization; No Conflict. Each of the Secured Parties party hereto represents and warrants to all other parties hereto that the execution, delivery and performance by or on behalf of such Secured Party has been duly authorized by all necessary action, corporate or otherwise, does not violate any Applicable Laws (as defined in the First Lien Credit Agreement, as in effect on the date hereof) or any agreement or instrument by which such party is bound, and requires no consent of any Governmental Authority or other consent that has not been obtained and is not in full force and effect.
6.14No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of the First Lien Secured Parties and the Second Lien Secured Parties and each of their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder.
6.15Provisions Solely to Define Relative Rights.
(a)The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights and remedies of the First Lien Secured Parties and the Second Lien Secured Parties. None of the Grantors or any creditor thereof shall have any rights hereunder or rely on the terms hereof. Nothing in this Agreement is intended to or shall impair, as between the Grantors and the First Lien Secured Parties and the Grantors and the Second Lien Secured Parties, the obligations of the Grantors to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their respective terms.
(b)Nothing in this Agreement shall relieve the Administrative Borrower or any other Grantor from the performance of any term, covenant, condition or agreement on the Administrative Borrower’s or such Grantor’s part to be performed or observed under, or in respect of, any of the Collateral granted by such Grantor, or pledged by such Grantor, as security for the applicable obligations to the extent arising under any of the other First Lien Documents or the other Second Lien Documents or from any liability (to the extent arising under any of the other First Lien Documents or the other Second Lien Documents) to any Person under or in respect of any of such Collateral or impose any obligation on any Security Agent to perform or observe any such term, covenant, condition or agreement on the Administrative Borrower’s or such other Grantor’s part to be so performed or observed or impose any liability on any Security Agent for any act or omission on the part of the Administrative Borrower or such other Grantor relative thereto or for any breach of any representation or warranty on the part of the Administrative Borrower or such other Grantor contained in this Agreement or any First Lien Document or Second Lien Document, or in respect of the Collateral pledged by it. The obligations of the Administrative Borrower and each other Grantor contained in this paragraph shall survive the termination of this Agreement and the discharge of the Administrative Borrower’s or such other Grantor’s other obligations hereunder.

(c)Each of the Security Agents acknowledges and agrees that it has not made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other First Lien Document or other Second Lien Document. Except as otherwise provided in this Agreement, each of the Security Agents, the First Lien Administrative Agent and Second Lien Administrative Agent will (to the extent applicable to such Agent) be entitled to manage and supervise their respective extensions of credit to any of the Administrative Borrower and its Subsidiaries in accordance with applicable law and such Security Agent’s, First Lien Administrative Agent’s or Second Lien Administrative Agent’s usual practices, modified from time to time as they deem appropriate.
6.16[Reserved].
6.17Avoidance Issues. If any First Lien Secured Party or Second Lien Secured Party is required, in any Insolvency or Liquidation Proceeding or otherwise, to turn over or otherwise pay to the estate of the Administrative Borrower or any other Grantor any amount (a “Recovery”), then such First Lien Secured Party or Second Lien Secured Party, as applicable, shall be entitled to a reinstatement of First Lien Obligations or Second Lien Obligations, as applicable, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.
6.18Subrogation. With respect to the value of any payments or distributions in Cash, property or other assets that the Second Lien Secured Parties or the Second Lien Security Agent pay over to the Directing First Lien Security Agent or any of the other First Lien Secured Parties under the terms of this Agreement with respect to any Collateral, the Second Lien Secured Parties and the Second Lien Security Agent shall be subrogated to the rights of the Directing First Lien Security Agent and such other First Lien Secured Parties; provided that, the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Priority Obligations has occurred. The Administrative Borrower and each other Grantor acknowledges and agrees that, the value of any payments or distributions in Cash, property or other assets received by the Second Lien Security Agent or the other Second Lien Secured Parties and required, in accordance with the terms hereof, to be paid over to the Directing First Lien Security Agent or the other First Lien Secured Parties pursuant to, and applied in accordance with, this Agreement, shall not relieve or reduce any of the Second Lien Obligations, as applicable, owed by the Administrative Borrower or any other Grantor under the Second Lien Documents.
6.19Acknowledgement and Consent to Bail-In of Affected Financial Institutions. For the avoidance of doubt, this Agreement is a Credit Document under the First Lien Credit Agreement and the Second Lien Credit Agreement, and Section 12.23 of the First Lien Credit Agreement and Section 12.23 of the Second Lien Credit Agreement apply to this Agreement and the provisions of such Sections are incorporated by reference and deemed part of this Agreement as if set forth herein.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be executed by their respective officers or representatives as of the day and year first above written.

ARES CAPITAL CORPORATION,
as First Lien Administrative Agent
By: /s/ Neil Laws
Name: Neil Laws
Title: Authorized Signatory

ACF FINCO I LP,
as First Lien Security Agent
By: /s/ Neil Laws
Name: Neil Laws
Title: Authorized Signatory

ARES CAPITAL CORPORATION,
as Second Lien Administrative Agent and as Second Lien Security Agent
By: /s/ Neil Laws
Name: Neil Laws
Title: Authorized Signatory

[Signature Page to Intercreditor Agreement]

ACKNOWLEDGMENT

August 7, 2025

Each of the Grantors hereby acknowledges that it has received a copy of the foregoing Intercreditor Agreement and consents thereto, agrees to recognize all rights granted thereby to the First Lien Security Agent, the First Lien Secured Parties, the Second Lien Security Agent and the Second Lien Secured Parties, and will not do any act or perform any obligation which is not in accordance with the agreements set forth therein. Each of the Grantors further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under the Intercreditor Agreement.

This Acknowledgment has been delivered and accepted at and shall be deemed to have been made in the State of New York, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of New York.

ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

EVOLENT HEALTH, INC.,
as Parent
By: /s/ John Johnson
Name: John Johnson
Title: Chief Financial Officer

EVOLENT HEALTH LLC,
as the Administrative Borrower
By: /s/ John Johnson
Name: John Johnson
Title: Chief Financial Officer

EH HOLDING COMPANY, INC.,
as a Grantor
By: /s/ John Johnson
Name: John Johnson
Title: Chief Financial Officer

EVOLENT CARE PARTNERS HOLDING COMPANY, INC.,
as a Grantor
By: /s/ John Johnson
Name: John Johnson
Title: Treasurer

EVOLENT SPECIALTY SERVICES, INC.,
as a Grantor
By: /s/ John Johnson
Name: John Johnson
Title: Treasurer

[Signature Page to Acknowledgement to Intercreditor Agreement]

NIA IPA OF NEW YORK, INC.,
as a Grantor
By: /s/ John Johnson
Name: John Johnson
Title: Treasurer

EVOLENT CARE PARTNERS OF TEXAS, INC.,
as a Grantor
By: /s/ John Johnson
Name: John Johnson
Title: Treasurer

THE ACCOUNTABLE CARE ORGANIZATION LTD,
as a Grantor
By: /s/ John Johnson
Name: John Johnson
Title: Treasurer

EVOLENT CARE PARTNERS OF NORTH CAROLINA, INC.,
as a Grantor
By: /s/ John Johnson
Name: John Johnson
Title: Treasurer